AGREEMENT AND PLAN OF MERGER

                        dated May 1, 1996

                          by and among

                       OLSTEN CORPORATION

                      QHR ACQUISITION CORP.

                               and

                 QUANTUM HEALTH RESOURCES, INC.
                  AGREEMENT AND PLAN OF MERGER
                        TABLE OF CONTENTS


                                                            Page

                            ARTICLE I

THE MERGER                                                  1

Section 1.1  Effective Time of the Merger                   1
Section 1.2  Closing                                        2
Section 1.3  Effects of the Merger                          2

                           ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES   3

Section 2.1  Effect on Capital Stock                        3
     (a)  Conversion Number for Quantum Common Stock;
           Capital Stock of Merger Sub                      3
     (b)  Cancellation of Treasury Stock and Other
           Quantum Common Stock                             4
     (c)  Dissenting Shares                                 4
Section 2.2  Exchange of Certificates                       5
     (a)  Exchange Agent                                    5
     (b)  Exchange Procedures                               5
     (c)  Distributions with Respect to Unexchanged Shares  6
     (d)  No Further Ownership Rights in Quantum Common
           Stock                                            6
     (e)  No Fractional Shares                              7
     (f)  Termination of Exchange Fund                      7
     (g)  No Liability                                      7
     (h)  Investment of Exchange Fund                       7

                           ARTICLE III

REPRESENTATIONS AND WARRANTIES OF OLSTEN AND MERGER SUB     8

Section 3.1    Organization, Standing and Power             8
Section 3.2    Capital Structure                            8
Section 3.3    Authority Relative to this Agreement         9
Section 3.4    SEC Documents; Financial Statements          11
Section 3.5    Information Supplied                         12
Section 3.6    Absence of Certain Changes or Events         12
Section 3.7    Litigation                                   13
Section 3.8    Benefit Plans                                13
Section 3.9    Compliance with Law                          13
Section 3.10   Opinion of Financial Adviser                 14
Section 3.11   Accounting Matters                           14
Section 3.12   No Undisclosed Material Liabilities          15
Section 3.13   Vote Required; Voting Agreement              15
Section 3.14   Ownership of Quantum Common Stock            15
Section 3.15   Merger Sub                                   15
Section 3.16   Section 203 of the DGCL Not Applicable       15
Section 3.17   Affiliates                                   15

                           ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF QUANTUM                   16

Section 4.1    Organization, Standing and Power             16
Section 4.2    Capital Structure                            16
Section 4.3    Authority Relative to this Agreement         17
Section 4.4    SEC Documents; Financial Statements          19
Section 4.4    SEC Documents; Financial Statements          19
Section 4.5    Information Supplied                         19
Section 4.6    Absence of Certain Changes or Events         20
Section 4.7    Litigation                                   20
Section 4.8    Taxes                                        21
Section 4.9    Benefit Plans                                22
Section 4.10  Labor Relations                               24
Section 4.11  Compliance with Law                           24
Section 4.12  Insurance                                     25
Section 4.13  Property                                      25
Section 4.14  Contracts                                     26
Section 4.15  Intellectual Property                         26
Section 4.16  Related Party Transactions                    27
Section 4.17   Opinion of Financial Adviser; Arrangements
                with Financial Adviser and Others.          27
Section 4.18  Accounting Matters                            27
Section 4.19  No Undisclosed Material Liabilities           27
Section 4.20  Vote Required                                 27
Section 4.21  Section 203 of the DGCL Not Applicable        28
Section 4.22  Quantum Rights Agreement                      28
Section 4.23  Affiliates                                    28
Section 4.24  Certain Agreements                            28

                            ARTICLE V

COVENANTS OF OLSTEN AND QUANTUM PENDING THE MERGER          28
Section 5.1  Ordinary Course                                29
Section 5.2  Governing Documents; Quantum Rights Agreement  29
Section 5.3  Issuance of Securities                         29
Section 5.4  Dividends; Changes in Stock                    29
Section 5.5  No Solicitation                                30
Section 5.6  No Acquisitions                                31
Section 5.7  No Dispositions                                31
Section 5.8  Indebtedness; Leases                           31
Section 5.9  Advice of Changes; SEC Filings                 31
Section 5.10  Employee Arrangements                         32
Section 5.11  No Dissolution, Etc                           32
Section 5.12  No Action                                     32
Section 5.13  Tax Returns.                                  32
Section 5.14  Class Action Litigation.                      33

                           ARTICLE VI

ADDITIONAL AGREEMENTS                                       33
Section 6.1  Preparation of S-4 and Proxy Statement         33
Section 6.2  Letters of Accountants                         34
Section 6.3  Accounting Matters                             34
Section 6.4  Access to Information                          35
Section 6.5  Meetings of Stockholders                       35
Section 6.6  Legal Conditions to Merger                     35
Section 6.7  Affiliates                                     36
Section 6.8  Stock Exchange Listing                         36
Section 6.9 Stock Options; Quantum Stock Purchase Plan Rights; Quantum Convertible Subordinated
               Debentures                                   36
Section 6.10  Fees and Expenses                             38
Section 6.11  Brokers or Finders                            39
Section 6.12  Directors' and Officers' Insurance            39
Section 6.13  Appointment of Successor Directors            40
Section 6.14  Employee Benefit Plans                        41
Section 6.15  Additional Agreements; Reasonable Efforts     41
Section 6.16  Reserved Shares of Olsten Common Stock
               and Class B Stock                            41
Section 6.17  Ownership of Class B Stock by Nominees        41

                           ARTICLE VII

CONDITIONS OF MERGER                                        42
Section 7.1  Conditions to Obligation of Each Party to
          Effect the Merger                                 42
     (a)  Stockholder Approval                              42
     (b)  NYSE Listing                                      42
     (c)  Other Approvals                                   42
     (d)  S-4                                               42
     (e)  No Injunction or Restraints                       42
     (f)  Opinion of Accountants                            43
     (g)  Tax Opinion                                       43
Section 7.2  Additional Conditions to Obligations of Olsten
          and Merger Sub                                    43
     (a)  Representations and Warranties                    43
     (b)  Agreements and Covenants                          43
     (c)  Material Adverse Change                           44
     (d)  No Pending Proceedings                            44
     (e)  Inapplicability of Rights Agreement               44
     (f)  Affiliate Agreements                              44
     (g)  Compliance Certificate.                           44
     (h)  Appraisal Rights                                  44
Section 7.3  Additional Conditions to Obligation of
                Quantum                                     44
     (a)  Representations and Warranties                    45
     (b)  Agreements and Covenants                          45
     (c)  Material Adverse Change                           45
     (d)  Affiliate Agreements                              45
     (e)  Compliance Certificate.                           45

                          ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER                           45
Section 8.1  Termination                                    45
Section 8.2  Effect of Termination                          47
Section 8.3  Amendment                                      47
Section 8.4  Extension; Waiver                              47

                           ARTICLE IX

GENERAL PROVISIONS                                          47
Section 9.1  Non-Survival of Representations, Warranties
               and Agreements                               47
Section 9.2  Notices                                        48
Section 9.3  Interpretation; Certain Definitions            49
Section 9.4  Counterparts                                   50
Section 9.5  Entire Agreement; No Third Party
               Beneficiaries; Rights of Ownership           50
Section 9.6  Governing Law                                  50
Section 9.7  No Remedy in Certain Circumstances             50
Section 9.8  Publicity                                      51
Section 9.9  Assignment                                     51
Section 9.10  Specific Performance                          51
Section 9.11  Remedies Cumulative                           51


EXHIBITS

Exhibit I  --Certificate of Merger

    AGREEMENT AND PLAN OF MERGER, dated May 1, 1996 (the
"Agreement"), by and among Olsten Corporation, a Delaware corporation ("Olsten"), QHR Acquisition Corp., a Delaware corporation that is a wholly-owned subsidiary of Olsten ("Merger
Sub"), and Quantum Health Resources, Inc., a Delaware corporation
("Quantum").

     WHEREAS, the Boards of Directors of Olsten, Merger Sub and Quantum have each determined that it is in the best interests of their respective stockholders for Merger Sub to merge with and into Quantum upon the terms and subject to the conditions set forth herein (the "Merger"), and have approved the Merger;

     WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests";

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended;

     WHEREAS, Olsten, Merger Sub and Quantum desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, subject to the terms and conditions set forth herein, Olsten, Merger Sub and Quantum hereby agree as follows:


                           ARTICLE I.

                           THE MERGER

     Section 1.1 Effective Time of the Merger. Subject to the provisions of this Agreement, a certificate of merger in the form attached hereto as Exhibit I (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by the Surviving Corporation (as defined in Section 1.3) and thereafter delivered to the Secretary of State of the State of Delaware, for filing as provided in the General Corporation Law of the State of Delaware (the "DGCL"), as soon as practicable on or after the Closing Date (as defined in Section 1.2). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

     Section 1.2 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., New York City time, on a date to be specified by the parties, which shall be no later than the second Business Day (as defined below) after the latest to occur of the conditions set forth in Article VII each having been fulfilled or having been waived in accordance with this Agreement (the "Closing Date"), at the offices of Gordon Altman Butowsky Weitzen Shalov & Wein, 114 West 47th Street, New York, New York 10036, unless another date or place is agreed to in writing by the parties hereto. For purposes of this Agreement, "Business Day" means any day other than: (i) a Saturday or Sunday; and (ii) a day on which banks in the State of New York are required or permitted to be closed.

     Section 1.3  Effects of the Merger.  (a)  At the Effective
Time: (i) the separate existence of Merger Sub shall cease and Merger Sub shall be merged with and into Quantum and Quantum shall be the surviving corporation (Merger Sub and Quantum are sometimes referred to herein as the "Constituent Corporations" and Quantum is sometimes referred to herein as the "Surviving Corporation"); (ii) all of the outstanding capital stock of Quantum shall be converted as provided in Section 2.1; (iii) the Certificate of Incorporation of the Surviving Corporation shall be amended in its entirety to read as set forth in Exhibit A to the Certificate of Merger; and (iv) the by-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation, until duly amended in accordance with the terms thereof, of the certificate of incorporation of the Surviving Corporation and of the DGCL.

          (b) The directors and officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors and officers of the Surviving Corporation until the successors of all such persons shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.

          (c) At and after the Effective Time, the corporate existence of Quantum, with all its rights, privileges, powers and franchises of a public as well as of a private nature, shall continue unaffected and unimpaired by the Merger. The Merger shall have the effects specified in the DGCL.


                           ARTICLE II

                   EFFECT OF THE MERGER ON THE
         CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
                    EXCHANGE OF CERTIFICATES

     Section 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Quantum Common Stock, par value $.01 per share ("Quantum Common Stock") or any capital stock of Merger Sub:

          (a) Conversion Number for Quantum Common Stock; Capital Stock of Merger Sub. (i) Subject to Section 2.2(e), each share of Quantum Common Stock which shall be issued and outstanding immediately prior to the Effective Time (other than any shares of Quantum Common Stock to be canceled pursuant to
Section 2.1(b) and any Dissenting Shares (as defined in Section 2.1(c)) shall be converted into the right to receive fifty-eight one hundredths (.58) of one share (the "Conversion Number") of Olsten's Class B Common Stock, par value $.10 per share ("Class B Stock"). As of the Effective Time, all shares of Quantum Common Stock which shall be issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing such shares of Quantum Common Stock shall cease to have any rights with respect thereto, except the right to receive the shares of Class B Stock (and cash in lieu of fractional shares of Class B Stock as contemplated by Section 2.2(e)) to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2, without interest. If, between the date hereof and the Effective Time, the outstanding shares of Class B Stock and/or Olsten Common Stock, par value $.10 per share ("Olsten Common Stock") shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be distributed as of a date prior to the Effective Time, or declared with a record date prior to the Effective Time and a distribution date after the Effective Time, the Conversion Number set forth above shall be appropriately adjusted to reflect such change; provided, however, that the foregoing shall not apply to any issuance by Olsten of Olsten Common Stock upon conversion of the Olsten Convertible Debentures (as defined in Section 3.2(b)) as a result of the redemption thereof.

          (ii) Each share of the capital stock of Merger Sub which shall be issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $.01 per share, of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Other Quantum Common Stock. All shares of Quantum Common Stock and all other shares of capital stock of Quantum that are owned by Quantum as treasury stock and any shares of Quantum Common Stock or other shares of capital stock of Quantum owned by Quantum, Olsten or any wholly-owned Subsidiary of Olsten, shall be canceled and retired and shall cease to exist and no stock of Olsten or of Merger Sub or other consideration shall be delivered in exchange therefor. As used in this Agreement, the word "Subsidiary" of any party means any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

          (c) Dissenting Shares. (i) Notwithstanding any provision of this Agreement to the contrary, any shares of Quantum Common Stock held by a holder who has demanded and perfected his demand for appraisal of such Quantum Common Stock in accordance with the DGCL and as of the Effective Time has not effectively withdrawn or lost such right to appraisal ("Dissenting Shares"), shall not be converted into or represent a right to receive shares of Class B Stock (and cash in lieu of fractional shares of Class B Stock as contemplated by Section 2.2(e)) for such shares of Quantum Common Stock pursuant to
Section 2.1(a), but the holder thereof shall only be entitled to such rights as are granted by the DGCL.

               (ii) Notwithstanding the provisions of Section 2.1(c)(i), if any holder of shares of Quantum Common Stock who demands appraisal of such Quantum Common Stock under the DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder's shares of Quantum Common Stock shall automatically be converted into and represent only the right to receive the shares of Class B Stock (and cash in lieu of fractional shares of Class B Stock as contemplated by Section 2.2(e)) to be issued or paid in consideration therefor for such Quantum Common Stock as provided in Section 2.1(a), without interest thereon, upon surrender of the certificate or certificates representing such shares of Quantum Common Stock in accordance with Section 2.2.

               (iii) Quantum shall give Olsten (A) prompt notice of any written demands for appraisal of any shares of Quantum Common Stock, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by Quantum and (B) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. Quantum shall not, except with the prior written consent of Olsten, voluntarily make any payment with respect to any demands for appraisal of any shares of Quantum Common Stock or offer to settle or settle any such demands.

     Section 2.2  Exchange of Certificates.

          (a) Exchange Agent. As of the Effective Time, Olsten shall deposit, or shall cause to be deposited, with Chemical Mellon Shareholder Services L.L.C., or such other bank or trust company which shall be mutually acceptable to the parties hereto (the "Exchange Agent"), for the benefit of holders of shares of Quantum Common Stock, for exchange in accordance with this
Section 2.2, through the Exchange Agent, certificates representing the shares of the Class B Stock (such shares of Class B Stock, together with (i) any dividends or distributions with respect thereto with a record date after the Effective Time and (ii) any cash delivered to the Exchange Agent to be delivered in lieu of fractional shares as contemplated by Section 2.2(e), being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.1 in exchange for outstanding shares of Quantum Common Stock. The Exchange Agent shall deliver, pursuant to irrevocable instructions, the shares of Class B Stock contemplated to be issued pursuant to Section 2.1 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Quantum Common Stock (the "Certificates") whose shares were converted into the right to receive shares of Class B Stock pursuant to Section 2.1: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Olsten and Quantum may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Class B Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Olsten, together with such letter of transmittal, duly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor certificates representing that number of whole shares of Class B Stock which such holder has the right to receive pursuant to this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Quantum Common Stock which is not registered in the transfer records of Quantum, certificates representing the proper number of shares of Class B Stock may be issued to a transferee if the Certificate representing such Quantum Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this
Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender one or more certificates representing shares of Class B Stock and cash in lieu of any fractional shares of Class B Stock as contemplated by this Section 2.2. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Class B Stock held by it from time to time hereunder.

          (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Class B Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Class B Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) until the surrender of such Certificate in accordance with this Section 2.2. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificates representing whole shares of Class B Stock issued in exchange therefor, without interest: (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Class B Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Class B Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Class B Stock.

          (d) No Further Ownership Rights in Quantum Common Stock. All shares of the Class B Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to such shares of Quantum Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by Quantum on such shares of Quantum Common Stock in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Quantum Common Stock which were outstanding immediately prior
to the Effective Time.   If, after the Effective Time,
Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

          (e) No Fractional Shares. No certificate or scrip representing fractional shares of Class B Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Olsten.
Notwithstanding any other provision of this Agreement, each holder of shares of Quantum Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Class B Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Class B Stock multiplied by the Average Price. For purposes of this Agreement, "Average Price" means the average closing price of Olsten Common Stock on the New York Stock Exchange (the "NYSE") during the ten (10) trading days immediately prior to the Effective Time.

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed for 180 days after the Effective Time shall be delivered to Olsten, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Olsten for delivery of certificates representing Class B Stock and any cash in lieu of fractional shares of Class B Stock and any dividends or distributions with respect to Class B Stock.

          (g) No Liability. None of Olsten, Merger Sub, Quantum nor the Exchange Agent shall be liable to any holder of shares of Quantum Common Stock or Class B Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund (or by Olsten after the Exchange Fund has terminated) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. At such time as any amounts remaining unclaimed by holders of any such shares would otherwise escheat to or become property of any Governmental Entity (as defined in Section 3.3(c)), such amounts shall, to the extent permitted by applicable law, become the property of Olsten free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

          (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Olsten, on a daily basis. Any interest and other income resulting from such investments shall be paid to Olsten.


                           ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF OLSTEN AND MERGER SUB

     Except as set forth in Olsten's disclosure schedule previously delivered to Quantum (the "Olsten Disclosure
Schedule"), Olsten and Merger Sub hereby represent and warrant to Quantum as follows:

     Section 3.1 Organization, Standing and Power. All Subsidiaries of Olsten and their respective jurisdictions of incorporation or organization are identified on the Olsten Disclosure Schedule. Each of Olsten's Subsidiaries which has operations, assets or liabilities which are material to Olsten ("Material Olsten Subsidiaries") is identified as such in the Olsten Disclosure Schedule. Each of Olsten and Merger Sub: (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware; (ii) has all requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its business as now being conducted; and (iii) is duly qualified or licensed to do business and in good standing in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification or licensing necessary, other than in such jurisdictions where the failure so to be in good standing, qualified or licensed does not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 9.3). Each of Olsten and Merger Sub has heretofore made available to Quantum complete and correct copies of its presently effective Certificate of Incorporation and By-Laws.

     Section 3.2 Capital Structure. (a) The authorized capital stock of Olsten consists of 110,000,000 shares of Olsten Common Stock, 50,000,000 shares of Class B Stock and 250,000 shares of Preferred Stock, par value $.10 per share ("Olsten Preferred Stock").

          (b)  As of April 29, 1996:  (i) 50,658,702 shares of
Olsten Common Stock and 14,056,406 shares of Class B Stock were issued and outstanding and no shares of Olsten Preferred Stock were issued or outstanding. As of April 29, 1996: (i) 1,585,121 shares of Olsten Common Stock were reserved for issuance upon the exercise of options; (ii) 1,323,856 shares of Class B Stock were reserved for issuance upon the exercise of warrants (and 1,323,856 shares of Olsten Common Stock were reserved for issuance upon conversion of such Class B Stock); (iii) no shares of either Olsten Common Stock or Class B Stock were held by Olsten in its treasury or by its Subsidiaries; and (iv) no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt") were outstanding, other than $125,000,000 principal amount of 4 7/8% Convertible Subordinated Debentures due 2003 (the "Olsten Convertible Debentures"), which are convertible solely into Olsten Common Stock. The Olsten Disclosure Schedule sets forth
(x) all options granted to purchase shares of Olsten Common Stock or Class B Stock that are outstanding as of the date hereof, the number of shares of Olsten Common Stock or Class B Stock for which such options are exercisable and the exercise price thereof and (y) the material terms of the outstanding warrants to purchase Class B Stock.

          (c) All outstanding shares of Olsten Common Stock and Class B Stock are, and all shares of Class B Stock which are to be issued pursuant to the Merger, and, after the Effective Time,
(i) upon the exercise of options under the Quantum Stock Option Plan and Quantum Acquisition Options and (ii) upon conversion of the Quantum Convertible Subordinated Debentures (as such terms are defined in Section 4.2) (and all shares of Olsten Common Stock issuable upon conversion of such Class B Stock) will be, when issued in accordance with the respective terms thereof, validly issued, fully paid and nonassessable and not subject to preemptive rights. Each share of Class B Stock to be issued in the Merger will be immediately convertible into one share of Olsten Common Stock, which Olsten Common Stock will be freely transferable, except as limited by applicable law. All outstanding shares of capital stock of the Material Olsten Subsidiaries are owned by Olsten or a direct or indirect wholly-owned Subsidiary of Olsten, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth in this Section 3.2 and in the Olsten SEC Documents (as defined in Section 3.4), there are outstanding: (i) no shares of capital stock, Voting Debt or other voting securities of Olsten;
(ii) no securities of Olsten or any of its Subsidiaries convertible into or exchangeable for shares of capital stock, Voting Debt or other voting securities of Olsten or any of its Subsidiaries; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Olsten or any of its Subsidiaries is a party or by which it is bound obligating Olsten or any of its Subsidiaries to issue, deliver, sell, purchase, redeem or acquire or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Voting Debt or other voting securities of Olsten or any of its Subsidiaries or obligating Olsten or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are not, as of the date hereof, and there will not be at the Effective Time, any stockholder agreements, voting trusts or other agreements or understandings to which Olsten is a party or by which it is bound relating to the voting of any shares of the capital stock of Olsten.

          (d) The authorized capital stock of Merger Sub consists of 3,000 shares of common stock, par value $.01 per share, all of which are validly issued, fully paid and nonassessable and are owned by Olsten.

     Section 3.3 Authority Relative to this Agreement. (a) Olsten and Merger Sub have all necessary corporate power and corporate authority to execute and deliver this Agreement and, subject, with respect to consummation of the Merger, to approval of the issuance of Class B Stock pursuant to the Merger in accordance with this Agreement (and the issuance of Olsten Common Stock upon conversion of such Class B Stock) (the "Olsten Vote Matter") by the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of Olsten Common Stock and Class B Stock entitled to vote thereon, voting as a single class (the "Olsten Vote") as required by NYSE listing requirements, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Olsten and Merger Sub and the consummation by Olsten and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Olsten and Merger Sub, subject with respect to consummation of the Merger, to approval of the Olsten Vote Matter by the Olsten Vote as required by NYSE listing requirements. This Agreement has been duly executed and delivered by Olsten and Merger Sub and subject, with respect to consummation of the Merger, to approval of the Olsten Vote Matter by the Olsten Vote as required by NYSE listing requirements, and assuming this Agreement constitutes the valid and binding agreement of Quantum, constitutes the legal, valid and binding obligation of Olsten and Merger Sub, enforceable against Olsten and Merger Sub in accordance with its terms.

          (b) The execution and delivery of this Agreement by Olsten and Merger Sub do not, and the consummation of the transactions contemplated hereby by Olsten and Merger Sub will not: (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or By-Laws of Olsten or any of the Material Olsten Subsidiaries or (ii) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.3(c) are duly and timely obtained or made and the approval of the Olsten Vote Matter by the Olsten Vote has been obtained as required by NYSE listing requirements, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets or property, right of first refusal with respect to any asset or property (any such conflict, violation, default, right of termination, cancellation or acceleration, loss, creation or right of first refusal, a "Violation"), any loan or credit agreement, note, mortgage, indenture, Olsten Benefit Plan (as defined in Section 3.8), lease, or other agreement, obligation, instrument, concession, franchise, license, permit, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Olsten or any of its Subsidiaries or their respective properties or assets, except for such Violations that, individually or in the aggregate, do not have a Material Adverse Effect.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any court, administrative agency, commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to Olsten or any of its Subsidiaries to validly execute and deliver this Agreement on behalf of Olsten or any of its Subsidiaries or to effect the Merger, except for: (i) the filing of a premerger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the expiration of the applicable waiting period; (ii) the filing with the Securities and Exchange Commission ("SEC") of (A) a proxy statement in definitive form relating to the meetings of Olsten's and Quantum's stockholders to be held in connection with the Merger, as amended or supplemented (such definitive proxy statement, as it may be amended or supplemented from time to time, the "Proxy Statement"); (B) the filing and effectiveness of a registration statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the issuance of the Class B Stock pursuant to this Agreement and the Olsten Common Stock issuable upon conversion of such Class B Stock, as amended or supplemented (such registration statement, as it may be amended or supplemented from time to time, the "S-4"); and (C) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such other compliance with the Securities Act, the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contem-plated hereby, and the obtaining from the SEC of such orders as may be so required; (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (iv) such filings and approvals as may be required by applicable state securities, "blue sky" or takeover laws; (v) such filings and approvals as may be required by applicable state laws for the transfer of ownership and/or licensing of healthcare operations; and (vi) filings with, and approval of, the NYSE for the listing of the shares of Olsten Common Stock issuable upon conversion of the Class B Stock to be issued pursuant to the Merger (and after the Effective Time, upon the exercise of options under the Quantum Stock Option Plan and Quantum Acquisition Options and upon conversion of the Quantum Convertible Subordinated Debentures), except where the failure to obtain such consents, approvals, order, authorizations or permits or to make such filings does not have a Material Adverse Effect.

     Section 3.4  SEC Documents; Financial Statements.   (a) The
Olsten Disclosure Schedule sets forth a true and complete list of each report, schedule, registration statement and definitive proxy statement filed by Olsten with the SEC since December 31, 1992 (the "Olsten SEC Documents"). As of their respective dates:
(i) the Olsten SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Olsten SEC Documents and (ii) none of the Olsten SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) The financial statements of Olsten included in the Olsten SEC Documents (including the audited consolidated financial statements of Olsten for the fiscal year ended December 31, 1995, included in Olsten's Annual Report on Form 10-K for the fiscal year ended December 31, 1995) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the
SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of Olsten and its consolidated Subsidiaries as at their respective dates and the consolidated results of operations and the consolidated cash flows of Olsten and its consolidated Subsidiaries for the periods then ended in all material respects.

     Section 3.5 Information Supplied. None of the information supplied or to be supplied by Olsten for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement will, at the date mailed to stockholders of Olsten and Quantum and at the times of any meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to Olsten or Merger Sub or other information supplied by Olsten for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, and the S-4, insofar as it relates to Olsten or Merger Sub or other information supplied by Olsten for inclusion therein, will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

     Section 3.6  Absence of Certain Changes or Events.   From
December 31, 1995 to the date hereof, Olsten and the Material Olsten Subsidiaries have conducted their businesses only in the ordinary course in all material respects and in a manner consistent with past practice and, since such date to the date hereof, there has not been: (i) any change in the business, results of operations, financial condition, assets or liabilities of Olsten or any of its Subsidiaries having a Material Adverse Effect; (ii) any material change in accounting methods, principles or practices by Olsten; (iii) any revaluation in material amounts by Olsten of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or (iv) any declaration, setting aside or payment of any dividends or distributions in respect of the shares of its capital stock or any issuance, sale, transfer by Olsten, or commitment to issue, sell or transfer any shares of its capital stock or any redemption, purchase or other acquisition of any of its securities, in each case except (w) pursuant to the exercise of options and warrants outstanding as of December 31, 1995, (x) as described in the Olsten SEC Documents, (y) the redemption of the Olsten Convertible Subordinated Debentures and (z) for the declaration and payment of regular quarterly cash dividends.

     Section 3.7  Litigation.  As of the date hereof, there are
(i) no actions, proceedings or claims pending, and (ii) to the knowledge of Olsten, no investigations pending, or actions, proceedings, claims or investigations threatened, in any case, against Olsten or any of its Subsidiaries, before any Governmental Entity which, if adversely decided, individually or in the aggregate would have a Material Adverse Effect. As of the date hereof, neither Olsten nor any of its Subsidiaries nor any of their property is subject to any order, judgment, injunction, decree which, individually or in the aggregate, has a Material Adverse Effect.

     Section 3.8 Benefit Plans. Each "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Olsten Benefit Plans"), maintained by Olsten and its Subsidiaries complies, in form and operation, in all material respects, with all applicable laws, except as such noncompliance does not have a Material Adverse Effect. No "reportable event" or "prohibited transaction" (as such terms are defined in ERISA) or termination has occurred with respect to any Olsten Benefit Plan under circumstances that present a risk of any material liability to any Governmental Entity or other person.

     Section 3.9 Compliance with Law. (a) To the knowledge of Olsten, each of Olsten and the Material Olsten Subsidiaries: (i) is in compliance with in all material respects all laws, regulations, rules, reporting, licensing, certification, registration, qualification, certificate of need, claims, governmental payor and/or program requirements applicable to its business or employees conducting its business (including, without limitation, any federal, state or local laws, statutes, regulations or ordinances, and any judicial or administrative orders or judgments thereunder and the common law, pertaining to all anti-kickback, self-referral, false claims, health, industrial hygiene and environmental laws, including the handling, storage, transportation and disposition of biomedical waste, any regulated waste, hazardous or toxic substances or other products or materials used by Olsten and its Subsidiaries in the operations of their respective businesses) the breach or violation of which, individually or in the aggregate, has a Material Adverse Effect; and (ii) has received no notification or communication from any Governmental Entity (A) asserting that Olsten or any of the Material Olsten Subsidiaries is not or has not been in compliance in all material respects with any of the statutes, regulations or rules, or reporting, licensing, certification, registration, qualification, certificate of need, claims, governmental payor and/or program requirements that such Governmental Entity enforces, which noncompliance has a Material Adverse Effect, or (B) threatening to revoke any license, franchise, permit or authorization of any Governmental Entity (the "Olsten Permits"), which revocation has a Material Adverse Effect.

          (b) To the knowledge of Olsten, neither Olsten nor any of its Subsidiaries has been in violation of any environmental law with respect to any previously owned or leased or subleased property during the period of time such properties were leased or owned or occupied by Olsten or any of its Subsidiaries, including any federal, state or local laws, statutes, regulations, ordinances, and any judicial or administrative orders or judgments thereunder and the common law, pertaining to health, industrial hygiene, the handling, storage, transportation, and disposition of biomedical waste, any regulated waste or hazardous or toxic substances or other products or materials used by Olsten and its Subsidiaries in the operations of their respective businesses, the breach or violation of which would have a Material Adverse Effect.

          (c) To the knowledge of Olsten, no audit, inquiry, action or proceeding in connection with Medicare, Medicaid or other governmental third-party payor programs is pending or, to the knowledge of Olsten, threatened that may result in the revocation, modification, nonrenewal or suspension of any Olsten Permits, the issuance of any cease-and-desist order, or the imposition of any administrative or judicial sanction or the recovery for overpayment, except as would not have a Material Adverse Effect. Neither Olsten nor any of its Subsidiaries has received notice of, or has knowledge of, any threatened or impending investigation, government audit or inquiry in connection with Medicare, Medicaid or other governmental third-party payor programs, in any case that would have a Material Adverse Effect.

     Section 3.10 Opinion of Financial Adviser. Olsten has received the opinion of Smith Barney Inc. dated the date of this Agreement to the effect that, as of such date, the Conversion Number is fair, from a financial point of view, to Olsten. Such opinion has not been withdrawn, revoked or in any material respect modified.

     Section 3.11 Accounting Matters. To the knowledge of Olsten, neither Olsten nor any of its affiliates has, through the date of this Agreement, taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by Quantum or any of its affiliates) would prevent Olsten from accounting for the business combination to be effected by the Merger as a "pooling of interests." As used in this Agreement, except as otherwise specifically provided herein, the term "affiliate" has the meaning ascribed to it in Regulation 12b-2 promulgated under the Exchange Act. To the knowledge of Olsten, there are no "tainted shares" as such term is described in APB No. 16 with respect to Olsten and its Subsidiaries.

     Section 3.12 No Undisclosed Material Liabilities. From December 31, 1995 through the date hereof, neither Olsten nor any of its Subsidiaries has incurred any liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (i) liabilities disclosed in the Olsten SEC Documents filed since December 31, 1995; (ii) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1995; (iii) liabilities under this Agreement; and (iv) liabilities which, individually or in the aggregate, do not have a Material Adverse Effect.

     Section 3.13 Vote Required; Voting Agreement. The only vote of the holders of any classes or series of Olsten capital stock necessary to approve and adopt this Agreement is approval of the Olsten Vote Matter by the Olsten Vote. Pursuant to the Voting Agreement (the "Voting Agreement") dated as of the date hereof among certain beneficial owners of Class B Stock (the "Majority Holders") and Quantum, the Majority Holders have agreed to vote in favor of the Olsten Vote Matter votes that are presently sufficient, and will be sufficient at the time of the meeting to be held on the Olsten Vote Matter (the "Olsten Meeting"), to approve the Olsten Vote Matter by the Olsten Vote. Each of the Majority Holders is: (i) the beneficial owner of the number of shares of Class B Stock shown as beneficially owned by such Majority Holder in the Voting Agreement and (ii) has the right to vote such shares of Class B Stock at the Olsten Meeting with respect to the Olsten Vote Matter.

     Section 3.14  Ownership of Quantum Common Stock.  None of
Olsten nor, to the knowledge of Olsten, any affiliates of Olsten, owns any Quantum Common Stock or other securities convertible into Quantum Common Stock.

     Section 3.15 Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby. Merger Sub is, and shall be on the Closing Date, a wholly owned subsidiary of Olsten. Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated hereby, Merger Sub has not incurred any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity.

     Section 3.16  Section 203 of the DGCL Not Applicable.
Section 203 of the DGCL will not, prior to the termination of this Agreement, apply to this Agreement, the Merger or the transactions contemplated hereby.

     Section 3.17 Affiliates. The Olsten Disclosure Schedule sets forth a list of all persons who are, to the knowledge of Olsten at the date hereof, "affiliates" of Olsten for purposes of Rule 145 under the Securities Act ("Olsten Affiliates").

                           ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF QUANTUM

     Except as set forth in Quantum's disclosure schedule previously delivered to Olsten (the "Quantum Disclosure
Schedule"), Quantum hereby represents and warrants to Olsten and to Merger Sub as follows:

     Section 4.1 Organization, Standing and Power. All Subsidiaries of Quantum and their respective jurisdictions of incorporation or organization and the jurisdictions in which Quantum or any of the Material Quantum Subsidiaries (as defined below) are qualified or licensed to do business are identified in the Quantum Disclosure Schedule. Each of Quantum's Subsidiaries which has operations, assets or liabilities that are material to Quantum ("Material Quantum Subsidiaries") is identified as such in the Quantum Disclosure Schedule. Each of Quantum and the Material Quantum Subsidiaries: (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has all requisite corporate power and corporate authority to own, lease and operate its properties and to carry on its business as now being conducted; and (iii) is duly qualified or licensed to do business and in good standing in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification or licensing necessary, other than in such jurisdictions where the failure so to be in good standing, qualified or licensed does not, individually or in the aggregate, have a Material Adverse Effect. Quantum has heretofore made available to Olsten complete and correct copies of the presently effective Certificate of Incorporation and By-Laws of Quantum and the Material Quantum Subsidiaries.

     Section 4.2 Capital Structure. (a) The authorized capital stock of Quantum consists of 60,000,000 shares of Quantum Common
Stock and 6,277,778 shares of Preferred Stock, par value $.01 per share (the "Quantum Preferred Stock").

          (b) As of April 29, 1996, 15,821,163 shares of Quantum Common Stock were issued and 15,152,163 were outstanding, no shares of Quantum Preferred Stock were issued or outstanding and 3,600,000 shares of Quantum Common Stock were reserved for issuance pursuant to Quantum's 1991 Restated Stock Option Plan (the "Quantum Stock Option Plan") and Quantum's 1991 Employee Stock Purchase Plan (the "Quantum Stock Purchase Plan", and collectively with the Quantum Stock Option Plan, the "Quantum Stock Plans"). As of April 29, 1996 (i) options for up to 1,065,303 shares of Quantum Common Stock were granted and outstanding pursuant to the Quantum Stock Option Plan and the special grants of options in connection with Quantum's acquisitions of Factor Care Plus, Inc. and Commonwealth Care, Inc., as disclosed in Section 4.2(c) of the Quantum Disclosure Schedule (the "Quantum Acquisition Options"), and 363,129 shares of Quantum Common Stock remain available for issuance pursuant to the Quantum Stock Plans; (ii) 500,000 shares of Quantum Preferred Stock are designated Series A Junior Participating Preferred Stock ("Series A Preferred Stock") and are reserved for issuance pursuant to the Rights Agreement dated as of February 24, 1994 between Quantum and U.S. Stock Transfer Corporation (the "Quantum Rights Agreement"); (iii) 669,000 shares of Quantum Common Stock were held by Quantum in its treasury or by its wholly-owned Subsidiaries and (iv) no Voting Debt was issued or outstanding, other than $86,250,000 principal amount of 4 3/4% Convertible Subordinated Debentures due 2000 having a conversion price of $30.31 per share (the "Quantum Convertible Subordinated Debentures").

          (c) All outstanding shares of Quantum Common Stock are and all shares of Quantum Common Stock which may be issued pursuant to the Quantum Stock Plans and the Quantum Acquisition Options and upon conversion of the Quantum Convertible Subordinated Debentures will be, when issued in accordance with the respective terms thereof, validly issued, fully paid and nonassessable and not subject to preemptive rights. All outstanding shares of capital stock of the Material Quantum Subsidiaries are owned by Quantum or a direct or indirect wholly-owned Subsidiary of Quantum, free and clear of all liens, charges, encumbrances, claims and options of any nature. The Quantum Disclosure Schedule sets forth all options granted pursuant to the Quantum Stock Option Plan which are outstanding as of the date hereof, the number of shares of Quantum Common Stock for which such options are exercisable, the option exercise price, the identity of the optionee and which of such options are incentive stock options and which are non-qualified stock options. Except as set forth in this Section 4.2, there are outstanding: (i) no shares of capital stock, Voting Debt or other voting securities of Quantum; (ii) no securities of Quantum or any of its Subsidiaries convertible into or exchangeable for shares of capital stock, Voting Debt or other voting securities of Quantum or any of its Subsidiaries and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Quantum or any of its Subsidiaries is a party or by which it is bound obligating Quantum or any of its Subsidiaries to issue, deliver, sell, purchase, redeem or acquire or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Voting Debt or other voting securities of Quantum or any of its Subsidiaries or obligating Quantum or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are not as of the date hereof, and there will not be at the Effective Time, any stockholder agreements, voting trusts or other agreements or understandings to which Quantum is a party or by which it is bound relating to the voting of any shares of the capital stock of Quantum.

     Section 4.3 Authority Relative to this Agreement. (a) Quantum has all necessary corporate power and corporate authority to execute and deliver this Agreement and, subject with respect to consummation of the Merger, to approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Quantum Common Stock entitled to vote thereon (the "Quantum Vote"), to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Quantum, subject, with respect to consummation of the Merger, to approval of this Agreement by the Quantum Vote. This Agreement has been duly executed and delivered by Quantum and, subject, with respect to consummation of the Merger, to approval of this Agreement by the Quantum Vote, and assuming this Agreement constitutes the valid and binding agreement of Olsten and Merger Sub, constitutes the valid and binding obligation of Quantum, enforceable against Quantum in accordance with its terms.

          (b) The execution and delivery of this Agreement by Quantum do not, and the consummation of the transactions contemplated hereby by Quantum will not: (i) conflict with, or result in any violation or breach of any provision of, the Certificate of Incorporation or By-Laws of Quantum or any of the Material Quantum Subsidiaries or (ii) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 4.3(c) are duly and timely obtained or made and the approval of this Agreement by the Quantum Vote has been obtained, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Quantum Benefit Plan (as defined in Section 4.9) or other agreement, obligation, instrument, concession, franchise, license, Quantum Permit (as defined in Section 4.11) judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Quantum or any of its Subsidiaries or their respective properties or assets, except for such Violations that, individually or in the aggregate, do not have a Material Adverse Effect.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, or permit from any Governmental Entity, is required by or with respect to Quantum or any of its Subsidiaries to validly execute and deliver this Agreement on behalf of Quantum by Quantum or to effect the Merger, except for: (i) the filing of a premerger notification report under the HSR Act, and the expiration of the applicable waiting period; (ii) the filing with the SEC of (A) the Proxy Statement and (B) such reports under Section 13(a) of the Exchange Act, and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby; (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (iv) such filings and approvals as may be required by the applicable state securities, "blue sky" or takeover laws; (v) such filings and approvals as may be required by applicable state laws for the transfer of ownership and/or licensing of healthcare operations; and (vi) the satisfaction of the requirements of (including, without limitation, the delivery of notices and instruments required by the terms of) the Indenture dated as of October 8, 1993 between Quantum and First Trust National Association, as Trustee (the "Quantum Indenture"), pursuant to which the Quantum Convertible Subordinated Debentures were issued, except where the failure to obtain such consents, approvals, orders, authorizations or permits or to make such filings does not have a Material Adverse Effect.

     Section 4.4  SEC Documents; Financial Statements.   (a) The
Quantum Disclosure Schedule sets forth a true and complete list of each report, schedule, registration statement and definitive proxy statement filed by Quantum with the SEC since December 31, 1992 (the "Quantum SEC Documents"). As of their respective dates: (i) the Quantum SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Quantum SEC Documents and (ii) none of the Quantum SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) The financial statements of Quantum included in the Quantum SEC Documents (including the audited consolidated financial statements of Quantum for the fiscal year ended December 31, 1995, included in Quantum's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (the "Quantum 10-K")) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the
SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of Quantum and its consolidated Subsidiaries as at their respective dates and the consolidated results of operations and the consolidated cash flows of Quantum and its consolidated Subsidiaries for the periods then ended in all material respects.

     Section 4.5 Information Supplied. None of the information supplied or to be supplied by Quantum for inclusion or incorporation by reference in: (i) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) the Proxy Statement will, at the date mailed to Olsten's and Quantum's stockholders and at the respective times of any meetings of stockholders to be held in connection with the Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to Quantum or Subsidiaries of Quantum or other information supplied by Quantum for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, and the S-4, insofar as it relates to Quantum or its Subsidiaries or other information supplied by Quantum for inclusion therein, will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

     Section 4.6 Absence of Certain Changes or Events. From December 31, 1995 to the date hereof, Quantum and the Material Quantum Subsidiaries have conducted their businesses only in the ordinary course in all material respects and in a manner consistent with past practice and, since such date to the date hereof, except as set forth in the Quantum SEC Documents, there has not been: (i) any change in the business, results of operations, financial condition, assets or liabilities of Quantum or any of its Subsidiaries having a Material Adverse Effect; (ii) any material change in accounting methods, principles or practices by Quantum; (iii) any revaluation in material amounts by Quantum of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (iv) any declaration, setting aside or payment of any dividends or distributions in respect of the shares of its capital stock or any issuance, sale, transfer by Quantum, or commitment to issue, sell or transfer any shares of its capital stock or any redemption, purchase or other acquisition of any of its securities other than pursuant to the Quantum Stock Plans and the Quantum Acquisition Options, in each case as set forth on the Quantum Disclosure Schedule; (v) any increase in or establishment of any Quantum Benefit Plan (as defined in Section 4.9 hereof), including, without limitation, any bonus, insurance, severance, welfare, deferred compensation, profit sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan; or (vi) except in the ordinary course of business consistent with past practice, any other increase in the compensation payable or to become payable to officers or employees of Quantum or any of its Subsidiaries.

     Section 4.7  Litigation.  As of the date hereof, there are
(i) no actions, proceedings or claims pending and (ii) to the knowledge of Quantum, no investigations pending, or actions, proceedings, claims or investigations threatened, in any case, against Quantum or any of its Subsidiaries, or any properties or rights of Quantum or any of its Subsidiaries, before any Governmental Entity which, if adversely decided, individually or in the aggregate, would have a Material Adverse Effect. As of the date hereof, neither Quantum nor any of its Subsidiaries nor any of their property is subject to any order, judgment, injunction or decree which, individually or in the aggregate, has a Material Adverse Effect. With respect to the pending class action lawsuits discussed in Item 3 of the Quantum 10-K other than the lawsuit entitled Louis Goldstein v. Quantum Health Resources, Inc., et al. (collectively, the "Class Action Litigation"), Quantum has executed a memorandum of understanding with all of the plaintiffs in the Class Action Litigation (the "Memorandum"), a true, correct and complete copy of which has been delivered to Olsten. Other than as set forth in the Memorandum, there are no arrangements, agreements or understandings between Quantum and any of such plaintiffs, any of their counsel or any members of the putative classes they purport to represent, with respect to the Class Action Litigation or the subject matter thereof. The Memorandum has been duly approved by Quantum's Board of Directors (the "Quantum Board"), has been executed by all parties thereto and is a valid and binding agreement of Quantum, enforceable in accordance with its terms.

     Section 4.8 Taxes. Quantum and each of its Subsidiaries have filed all tax returns required to be filed by any of them (including estimated tax returns), have properly determined the taxes due on such returns and have paid (or Quantum has paid on its behalf) all taxes required to be paid as shown on such returns, except as would not have a Material Adverse Effect. The most recent financial statements contained in the Quantum SEC
Documents reflect an adequate reserve for all taxes payable by Quantum and its Subsidiaries accrued through the date of such financial statements. All deficiencies for any taxes which have been proposed, asserted or assessed against Quantum or any of its Subsidiaries have been fully paid, or are fully reflected as a liability in such financial statements, or are being contested and an adequate reserve therefor has been established and is fully reflected in such financial statements. There are no liens for taxes (other than for current taxes not yet due and payable) on the assets of Quantum or its Subsidiaries. The federal, state and foreign income tax returns of Quantum and each of its Subsidiaries have been examined by and settled with the Internal Revenue Service (the "IRS") or other applicable taxing authority, or the statute of limitations with respect to such years has expired, for all years through 1991. There has been no waiver or extension of the statute of limitations for the assessment of any tax for any taxable year. Neither Quantum nor any of the Material Quantum Subsidiaries is a party to or bound by any agreement providing for the allocation or sharing of taxes.
Neither Quantum nor, to its knowledge, any of the Material
Quantum Subsidiaries has filed a consent pursuant to or agreed to the application of Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"). No deficiency for any taxes has been proposed, asserted or assessed with respect to Quantum or any of the Material Quantum Subsidiaries, no audit or other examination of the tax returns of Quantum or any of the Material Quantum Subsidiaries is currently in progress and no facts exist to the knowledge of Quantum which constitute grounds for the assessment of any additional taxes with respect to Quantum or any of its affiliates. Each of Quantum and its Subsidiaries has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Section 6662 of the Code. All taxes which are required by the laws of the United
States, any state or political subdivision thereof or any foreign country to be withheld or collected by Quantum or any of its Subsidiaries have been duly withheld or collected and, to the extent required, have been paid to the proper governmental authorities or properly deposited as required by applicable laws, except as would not have a Material Adverse Effect. None of Quantum and its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income tax return
(other than a group the common parent of which was Quantum) or
(ii) has any liability for the taxes of any person (other than any of Quantum and its Subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise. For purposes of this Agreement, the term tax (including, with correlative meaning, the terms "taxes" and "taxable") shall include all federal, state, local, and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties, or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts.

     Section 4.9 Benefit Plans. (a) The Quantum Disclosure Schedule contains a true and complete list of each: (i) pension, retirement, savings, profit sharing, stock bonus, deferred compensation, bonus, incentive compensation, stock option, restricted stock, stock purchase, stock appreciation right, salary continuation, severance or termination pay, medical, hospital, dental, cafeteria, flexible spending, dependent care, life or other insurance, disability, fringe benefit, vacation pay, sick pay, holiday, unemployment, employee loan, educational assistance or other employee benefit plan or program, agreement or arrangement and (ii) employment, consulting or severance agreement, in each case, whether written or oral, covering current or former employees, directors or agents of Quantum or its Subsidiaries and maintained, sponsored or contributed to by Quantum or any of its Subsidiaries, or with respect to which Quantum or any of its Subsidiaries may be a party or otherwise have any material liability (including, but not limited to, any "employee benefit plans", as defined in Section 3(3) of ERISA (all the foregoing being herein called "Quantum Benefit Plans")).
 With respect to the Quantum Benefit Plans, individually and in the aggregate, Quantum has made available to Olsten a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Quantum Benefit Plan, (iii) any summary plan description relating to such Quantum Benefit Plan,
(iv) each trust agreement, insurance contract, annuity contract or other funding vehicle or investment contract relating to a Quantum Benefit Plan, (v) the most recent actuarial report or valuation, (vi) the latest IRS determination letter and any other IRS ruling relating to a Quantum Benefit Plan and (vii) the premium expenses and claims experience for Quantum's medical plan for the three most recent fiscal years.

          (b) Each Quantum Benefit Plan complies, in form and operation, in all material respects, with all applicable laws.
No event has occurred with respect to the Quantum Benefit Plans (or, to the knowledge of Quantum, any "employee benefit plan" (as defined in Section 3(3) of ERISA), whether or not terminated, currently or formerly maintained or contributed to by any entity which was at any time under common control, determined under
Section 414(b), (c), (m) or (o) of the Code, with Quantum or its Subsidiaries), and there exists no condition or set of circumstances with respect to such plans in connection with which Quantum or any of its Subsidiaries could be subject to any material liability under ERISA, the Code or any other applicable statute, order or governmental rule or regulation.

          (c) Each of the Quantum Benefit Plans and related trusts that is intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the IRS to be so qualified and exempt and, to the knowledge of Quantum and its Subsidiaries, nothing has occurred since such determination to cause any of such Quantum Benefit Plans and related trusts not to qualify under Section 401(a) of the Code or be exempt under Section 501(a) of the Code.

          (d) With respect to the Quantum Benefit Plans, individually and in the aggregate, all required material returns, reports and descriptions have been appropriately filed and distributed.

          (e) With respect to the Quantum Benefit Plans, individually and in the aggregate, there has been no prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code, or any liability for taxes or breach of fiduciary duty and there is no action, suit, grievance, arbitration or other claim with respect to the administration or investment of assets of the Quantum Benefit Plans (other than routine claims for benefits made in the ordinary course of plan administration) pending, or to the knowledge of Quantum and its Subsidiaries, threatened, that would result in material liability to Quantum or its Subsidiaries, and Quantum and its Subsidiaries have no knowledge of any facts which are reasonably likely to give rise to any such action, suit, grievance or other claim.

          (f) Neither Quantum nor any of its Subsidiaries currently maintains, sponsors, or contributes to (or is required to contribute to) any "defined benefit plan" as defined in
Section 3(35) of ERISA, "multiemployer plan" as defined in
Section 3(37) of ERISA, or "multiple employer plan" within the meaning of Sections 4063 or 4064 of ERISA.

          (g) With respect to the Quantum Benefit Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions are due and have not been made.

          (h) No Quantum Benefit Plan or other contract or agreement to which Quantum or any of its Subsidiaries is a party provides life, medical, dental or hospital benefits to retirees or other terminated employees of Quantum or its Subsidiaries or their dependents, other than continuation coverage mandated by
Section 4980B of the Code or any state law requiring similar continuation coverage.

     Section 4.10 Labor Relations. None of the employees of Quantum and its Subsidiaries is represented by any labor union. To the knowledge of Quantum and its Subsidiaries, there is no activity involving any employees of Quantum or any of the Material Quantum Subsidiaries seeking to certify a collective bargaining unit or engaging in any other organizational activity.

     Section 4.11  Compliance with Law.   (a)  To the knowledge
of Quantum, each of Quantum and the Material Quantum
Subsidiaries: (i) is in compliance with in all material respects all laws, regulations, rules, reporting, licensing, certification, registration, qualification, certificate of need, claims, governmental payor and/or program requirements applicable to its business or employees conducting its business (including, without limitation, any federal, state or local laws, statutes, regulations or ordinances, and any judicial or administrative orders or judgments thereunder and the common law, pertaining to all anti-kickback, self-referral, false claims, health, industrial hygiene and environmental laws, including the handling, storage, transportation and disposition of biomedical waste, any regulated waste, hazardous or toxic substances or other products or materials used by Quantum and its Subsidiaries in the operations of their respective businesses) the breach or violation of which, individually or in the aggregate, has a Material Adverse Effect; and (ii) has received no notification or communication from any Governmental Entity (A) asserting that Quantum or any of the Material Quantum Subsidiaries is not or has not been in compliance in all material respects with any of the statutes, regulations or rules, or reporting, licensing, certification, registration, qualification, certificate of need, claims, governmental payor and/or program requirements that such Governmental Entity enforces, which noncompliance has a Material Adverse Effect, or (B) threatening to revoke any license, franchise, permit or authorization of any Governmental Entity (the "Quantum Permits"), which revocation has a Material Adverse Effect.

          (b) To the knowledge of Quantum, neither Quantum nor any of its Subsidiaries has been in violation of any environmental law with respect to any previously owned or leased or subleased property during the period of time such properties were leased or owned or occupied by Quantum or any of its Subsidiaries, including any federal, state or local laws, statutes, regulations, ordinances, and any judicial or administrative orders or judgments thereunder and the common law, pertaining to health, industrial hygiene, the handling, storage, transportation, and disposition of biomedical waste, any regulated waste or hazardous or toxic substances or other products or materials used by Quantum and its Subsidiaries in the operations of their respective businesses, the breach or violation of which would have a Material Adverse Effect.

          (c) To the knowledge of Quantum, no audit, inquiry, action or proceeding in connection with Medicare, Medicaid or other governmental third-party payor programs, is pending or, to the knowledge of Quantum, threatened that may result in the revocation, modification, nonrenewal or suspension of any Quantum Permits, the issuance of any cease-and-desist order, or the imposition of any administrative or judicial sanction or the recovery for overpayment, except as would not have a Material Adverse Effect. Neither Quantum nor any of its Subsidiaries has received notice of, or has knowledge of, any threatened or impending investigation, government audit or inquiry in connection with Medicare, Medicaid or other governmental third-party payor programs, in any case that would have a Material Adverse Effect.

     Section 4.12 Insurance. Quantum and the Material Quantum Subsidiaries maintain insurance against such risks and in such amounts as Quantum reasonably believes are necessary to conduct its business. Quantum and its Subsidiaries are not in default with respect to any provisions or requirements of any such policy nor have any of them failed to give notice or present any claim thereunder in due and timely fashion, except for defaults or failures which, individually or in the aggregate, do not have a Material Adverse Effect. To the knowledge of Quantum, neither Quantum nor any of its Subsidiaries have received any notice of cancellation or termination in respect of any of its insurance policies, except with respect to Subsidiaries of Quantum, other than the Material Quantum Subsidiaries, as would not have a Material Adverse Effect.

     Section 4.13 Property. The Quantum Disclosure Schedule sets forth a true, complete and accurate list and description of all real property owned or leased by Quantum or any of its Subsidiaries as of the date hereof, including any leasehold estate which may been assigned by Quantum or any of it Subsidiaries, as assignor. Such description includes, with respect to each lease, the term thereof, the location and number of square feet of the premises thereof and the amount of rent payable thereunder. True, complete and accurate copies of the leases (including, but not limited to any subleases or assignment agreements, if any) set forth on the Quantum Disclosure Schedule under the heading "Type I Leases" have been delivered to Olsten. Except as described in the following sentence, each of Quantum and the Material Quantum Subsidiaries has good, valid and marketable title to, or a valid leasehold in, all of its properties and assets (real, personal, mixed, tangible and intangible), including, without limitation, all of the properties and assets reflected in the consolidated balance sheet of Quantum and its Subsidiaries at December 31, 1995 (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since December 31, 1995). None of such properties or assets are subject to any liability, obligation, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind (whether absolute, accrued, contingent or otherwise), except for statutory liens for payments not yet due and payable and imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the property or assets subject thereto and do not impair the operations of Quantum and its Subsidiaries, except as would not have a Material Adverse Effect.

     Section 4.14 Contracts. The Quantum Disclosure Schedule lists all contracts, agreements and instruments to which Quantum or any of its Subsidiaries is a party or by which any of them or any of their properties or assets are bound which (a) if terminated, canceled or materially modified, could reasonably be expected to have a Material Adverse Effect or (b) grant registration rights to any person or entity (collectively, the "Quantum Contracts"). All Quantum Contracts are in full force and effect, neither Quantum nor any of its Subsidiaries is in breach, violation or default under any Quantum Contract, and, to the knowledge of Quantum, no condition exists which constitutes a breach, violation or default thereunder by Quantum or any of its Subsidiaries or gives rise to any right of termination, cancellation, prepayment or acceleration and Quantum is not aware of any default by any other party to any Quantum Contract nor of any event or condition which constitutes a breach thereunder, except, in any such case, as would not have a Material Adverse Effect. Quantum is not engaged in any material disputes with any suppliers of Quantum nor are any of Quantum's Subsidiaries engaged in any such disputes, which dispute has a Material Adverse Effect. To the knowledge of Quantum, as of the date hereof, no supplier is considering termination or any adverse modification of its arrangements relating to Quantum's business (other than terminations or modifications that occur in the ordinary course of business as a result of supply orders being filled).

     Section 4.15 Intellectual Property. Quantum and its Subsidiaries, other than OptimalCare, Inc. and InfoGen, Inc., own, possess or have the right to use (perpetually and without payment of royalties), for the life of the proprietary right, all franchises, patents, trademarks, service marks, tradenames, licenses and authorizations which are necessary to their respective businesses (collectively, "Intellectual Property Rights"). The Quantum Disclosure Schedule sets forth a true, correct and complete list and description of all Intellectual Property Rights which are registered or pending registration. Neither Quantum nor any of the Material Quantum Subsidiaries is a licensor or licensee of any Intellectual Property Rights. All filings and other actions necessary to perfect the rights of Quantum and the Material Subsidiaries to its or their Intellectual Property Rights have been duly made in all jurisdictions where such rights are used by it or them except as does not have a Material Adverse Effect. Neither Quantum nor any of the Material Quantum Subsidiaries is infringing any Intellectual Property Rights of any person or otherwise violating the rights of any person which could subject Quantum or any of the Material Quantum Subsidiaries to liabilities which would prevent Quantum or any of the Material Quantum Subsidiaries from conducting their respective businesses substantially in the manner in which they are now being conducted and, as of the date hereof, no claim has been made or threatened against Quantum or any of the Material Quantum Subsidiaries alleging any such violation, except, in each case, as does not have a Material Adverse Effect.

     Section 4.16 Related Party Transactions. Since December 31, 1995, there have been (i) no transactions between Quantum on the one hand, and an affiliate of Quantum, on the other hand, or
(ii) no material transactions between Quantum or any of its Subsidiaries on the one hand, and (A) a record or beneficial owner of five percent or more of the voting securities of Quantum or (B) an affiliate of Quantum or any such record or beneficial owner, on the other hand, other than payment of compensation for services rendered to Quantum or its Subsidiaries.

     Section 4.17 Opinion of Financial Adviser; Arrangements with Financial Adviser and Others. Quantum has received the opinion of Lehman Brothers dated the date hereof to the effect that the Conversion Number is fair, from a financial point of view, to the holders of the Quantum Common Stock. Such opinion has not been withdrawn, revoked or modified. Quantum does not currently and will not in the future have any liability or obligation (whether for the payment of fees or otherwise and whether or not conditioned on the occurrence, existence or absence of one or more events or circumstances), other than pursuant to standard and customary billing arrangements, to any person or entity arising from or relating to services provided to Quantum or Quantum's affiliates in connection with any aspect of the preparation or negotiation of, or the consummation of the transactions contemplated by, this Agreement or the decision to engage in such preparation, negotiation and consummation.

     Section 4.18 Accounting Matters. To the knowledge of Quantum, neither Quantum nor any of its affiliates has, through the date of this Agreement, taken or agreed to take any action that (without giving effect to any action taken or agreed to be taken by Olsten or any of its affiliates) would prevent Olsten from accounting for the business combination to be effected by the Merger as a "pooling of interests".

     Section 4.19 No Undisclosed Material Liabilities. From December 31, 1995 to the date hereof, neither Quantum nor any of its Subsidiaries has incurred any liabilities of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than: (i) liabilities disclosed in the Quantum SEC Documents filed since December 31, 1995; (ii) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 1995; (iii) liabilities under this Agreement; and (iv) liabilities which, individually or in the aggregate, do not have a Material Adverse Effect.

     Section 4.20 Vote Required. The only vote of the holders of any class or series of Quantum capital stock necessary to approve and adopt this Agreement is the affirmative vote by the holders of a majority of the outstanding shares of Quantum Common Stock entitled to vote thereon.

     Section 4.21  Section 203 of the DGCL Not Applicable.
Section 203 of the DGCL will not, prior to the termination of this Agreement, apply to this Agreement, the Merger or the transactions contemplated hereby.

     Section 4.22 Quantum Rights Agreement. Neither the execution nor delivery by Quantum of this Agreement nor the consummation of the transactions contemplated hereby will result in the grant to any person of any rights to purchase Series A Preferred Stock pursuant to the Quantum Rights Agreement (the "Quantum Stock Purchase Rights") or enable or require any Quantum Stock Purchase Rights to be exercised, distributed or triggered.

     Section 4.23 Affiliates. The Quantum Disclosure Schedule sets forth a list of all persons who are, to the knowledge of Quantum at the date hereof, "affiliates" of Quantum for purposes of Rule 145 under the Securities Act ("Quantum Affiliates").

     Section 4.24 Certain Agreements. Neither Quantum nor any of its Subsidiaries is a party to any (i) agreement with any executive officer or other employee of Quantum or any Subsidiary the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Quantum of the nature contemplated by this Agreement or
(ii) agreement or plan (including Quantum Benefit Plans), any of the benefits of or rights under which will be increased, or the vesting or payment of the benefits of or rights under which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any option to purchase shares of Quantum Common Stock, or shares of Quantum Common Stock granted in connection with the performance of services for Quantum, is or will be entitled to receive cash from Quantum in lieu of or in exchange for such option or shares solely as a result of the transactions contemplated by this Agreement, other than the receipt of cash in lieu of fractional shares.


                           ARTICLE V.

       COVENANTS OF OLSTEN AND QUANTUM PENDING THE MERGER

     During the period from the date of this Agreement to the Effective Time, Olsten and Quantum each agree as to itself and its Subsidiaries that (except as contemplated or expressly permitted by this Agreement or to the extent that the other party shall otherwise agree in writing):

     Section 5.1  Ordinary Course.  Except as provided in Section
5.1 of the Quantum Disclosure Schedule, the businesses of Quantum and its Subsidiaries shall be conducted only in the ordinary course of business and in a manner consistent with past practice. Quantum shall use all reasonable efforts to preserve substantially intact the business organization of itself and its Subsidiaries, to keep available the services of its present officers, employees and consultants and to preserve its present relationships with customers, suppliers and other persons with which it has a significant business relationship.

     Section 5.2 Governing Documents; Quantum Rights Agreement. No party shall amend or propose to amend its certificate of incorporation or by-laws or equivalent organizational documents, provided that Olsten shall be permitted to make non-material amendments to its by-laws. Quantum shall, upon not less than 10 business days' prior written notice from Olsten, redeem the Quantum Stock Purchase Rights pursuant to the Quantum Rights Agreement as in effect on the date hereof at a time no later than immediately prior to the Effective Time.

     Section 5.3 Issuance of Securities. Quantum shall not, nor shall it permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire any such shares, Voting Debt or convertible securities or other ownership interest, except for the issuance of Quantum Common Stock (i) issuable pursuant to the exercise of currently outstanding stock options, or purchase rights, as the case may be, under the Quantum Stock Plans, as disclosed in the Quantum Disclosure Schedule or (ii) upon the conversion of Quantum Convertible Subordinated Debentures.

     Section 5.4 Dividends; Changes in Stock. Except for the redemption by Quantum of the Quantum Stock Purchase Rights, no party shall, nor shall Quantum permit any of its Subsidiaries to, nor shall any party propose to: (i) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except (x) cash dividends or distributions paid on or with respect to a class of common stock all of which shares of common stock are owned directly or indirectly by a party and (y) in the case of Olsten, it may continue the declaration and payment of its regular quarterly cash dividends with usual record and payment dates for such dividends in accordance with past dividend practice) in an amount not to exceed $.07 per share; or (ii) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly any of its capital stock. Notwithstanding anything to the contrary contained in this Agreement, Olsten shall have the right to call for redemption of the Olsten Convertible Debentures and to issue Olsten Common Stock upon conversion thereof; provided, however, that such actions shall not prevent Olsten from accounting for the business combination to be effected by the Merger as a "pooling of interests" under GAAP.

     Section 5.5 No Solicitation. Quantum and its Subsidiaries will not and they will use their reasonable best efforts to cause their officers, directors, employees and any investment banker, financial advisor, attorney, accountant or other representative retained by Quantum or any of its Subsidiaries not to: (i) solicit or otherwise encourage any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined below in this Section 5.5), or agree to or endorse any Competing Transaction, provided that solely the review and evaluation of a proposal that constitutes a Competing Transaction which has not been solicited or otherwise encouraged shall not constitute a violation of this
Section 5.5; or (ii) engage in negotiations concerning, provide any nonpublic information to or have any discussions with, any person relating to any Competing Transaction. As used in this Agreement, "Competing Transaction" means any of the following (other than the transactions between Olsten, Merger Sub and Quantum contemplated hereunder) involving Quantum: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, transfer or other disposition of all or a substantial portion of the assets of Quantum and its Subsidiaries, taken as a whole, or of more than 25% of the equity securities of Quantum or any of its Subsidiaries, in any case in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for more than 25% of the outstanding shares of capital stock of Quantum or the filing of a registration statement under the Securities Act in connection therewith; or
(iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement by Quantum or any of its Subsidiaries to engage in any of the foregoing. Quantum will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and, in connection therewith, will request that confidential information furnished by or on behalf of Quantum to any such parties be returned to Quantum or destroyed immediately. Quantum shall immediately notify Olsten of any negotiations, requests for nonpublic information or discussions with respect to any Competing Transaction and will keep Olsten fully informed of the status and details of any such negotiations, requests or discussions, unless the Quantum Board, after consultation with and based upon the advice of independent legal counsel (who may be Quantum's regularly engaged independent legal counsel), determines in good faith that its refusal to take such action is required for the Quantum Board to comply with its fiduciary obligations to the holders of Quantum Common Stock under applicable law. Notwithstanding any other provision of this Agreement, nothing contained in this Agreement shall prohibit Quantum or the Quantum Board: (A) from taking and disclosing to Quantum's stockholders a position or making other disclosures contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act that, in the good faith judgment of the Quantum Board, after consultation with and based upon the advice of independent legal counsel (who may be Quantum's regularly engaged independent legal counsel), is required under applicable law or
(B) from withdrawing, modifying or changing its recommendation to Quantum's stockholders with respect to the Merger or taking, authorizing or permitting any action or actions in response to or in connection with any Competing Transaction, if and to the extent that the Quantum Board determines in good faith, after consultation with and based upon the advice of independent legal counsel (who may be Quantum's regularly engaged independent legal counsel), that withdrawing, modifying or changing its recommendation to Quantum's stockholders with respect to the Merger or taking, authorizing or permitting such action is required for the Quantum Board to comply with its fiduciary obligations to the holders of Quantum Common Stock under applicable law.

     Section 5.6 No Acquisitions. Quantum shall not, nor shall it permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partner-ship, association or other business organization or division thereof or otherwise acquire or agree to acquire any material amount of assets other than in the ordinary course of business.

     Section 5.7 No Dispositions. Other than (i) as may be required by law to consummate the transactions contemplated hereby or (ii) dispositions in the ordinary course of business consistent with prior practice which are not material, individually or in the aggregate, to Quantum and its Subsidiaries taken as a whole, Quantum shall not, nor shall it permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of any material portion of its assets.

     Section 5.8 Indebtedness; Leases. Quantum shall not, nor shall it permit any of its Subsidiaries to, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of Quantum or any of its Subsidiaries or guarantee any debt securities of others or enter into, cancel, surrender, amend or modify any lease or sublease (whether such lease or sublease is an operating or capital lease) other than in each case in the ordinary course of business.

     Section 5.9 Advice of Changes; SEC Filings. Each party shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of: (i) any material inaccuracy or breach of any of its representations, warranties or covenants contained in this Agreement and (ii) any material failure of a party or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to complied with or satisfied by it hereunder; provided, however, that the failure to provide any such advice shall not be taken into account in determining whether any of the conditions contained in Article VII has been satisfied. Each party shall promptly provide the other (or its counsel) copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

     Section 5.10 Employee Arrangements. Neither Quantum nor any of its Subsidiaries shall: (i) increase or agree to increase the compensation (whether cash or non-cash) payable or to become payable or the benefits provided or to be provided to its or its Subsidiaries' directors, officers or employees, except for: (a) increases in salary or wages of employees other than officers of Quantum or any of its Subsidiaries (whether in such capacity or otherwise) in accordance with past practices and not to exceed 5% on an annual basis; or (b) increases required by the provisions of any Quantum Benefit Plan as in effect on the date hereof; (ii) grant or increase the amount of any severance or termination pay to, or enter into any employment or severance agreements with, any officers or employees of Quantum or any of its Subsidiaries;
(iii) enter into or amend any collective bargaining agreement; or
(iv) establish, adopt, enter into or amend any employee benefit or fringe benefit plans or arrangements for the benefit of any directors, officers or employees, including, without limitation, any plans or arrangements of the type set forth in Section 4.9 hereof (except for amendments to Quantum Benefit Plans (A) necessary or appropriate to cause such Quantum Benefit Plans to remain in compliance with applicable law, including, without limitation, the qualification requirements of Section 401(a) of the Code) and (B) required to comply with the terms of this Agreement; provided, however, that nothing in this Section 5.10 shall prevent the payment or other performance of any award, grant or commitment made prior to the date hereof and disclosed in the Quantum SEC Documents, the Quantum Disclosure Schedule or pursuant to this Agreement. For the purposes of this Section 5.10, the term "officer" shall mean only those persons who are required to file Form 3 or 4 under Section 16(a) of the Exchange Act.

     Section 5.11  No Dissolution, Etc.  Neither Quantum nor the
Material Quantum Subsidiaries shall authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution.

     Section 5.12 No Action. No party hereto will, nor will either such party permit any of its Subsidiaries to, take or agree or commit to take any action that is reasonably likely to make any of its representations or warranties hereunder inaccurate in any material respect at the date made (to the extent so limited) or as of the Effective Time.

     Section 5.13 Tax Returns. Quantum and the Material Quantum Subsidiaries will file all tax returns required to be filed by any of them (including estimated tax returns) and will pay (or Quantum will pay on its behalf) all taxes shown as due on all such returns prior to the Effective Time.

     Section 5.14 Class Action Litigation. Quantum shall use all reasonable efforts: (i) to finalize as soon as practicable a definitive settlement agreement pursuant to, consistent with and as set forth in the Memorandum (the "Settlement Agreement"), which shall be acceptable to Olsten in all material respects;
(ii) to cause the Settlement Agreement to be filed with the court in which the Class Action Litigation is pending, accompanied by an appropriate motion seeking preliminary court approval of the Settlement Agreement and (iii) to obtain preliminary court approval of the Settlement Agreement. In connection with the foregoing, Quantum shall consult with Olsten and its counsel on a regular basis and shall respond promptly to all reasonable inquiries from Olsten or its counsel.


                           ARTICLE VI

                      ADDITIONAL AGREEMENTS

     Section 6.1 Preparation of S-4 and Proxy Statement. Olsten and Quantum shall as promptly as practicable prepare and file with the SEC the Proxy Statement and Olsten shall prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Olsten shall use all reasonable efforts, and Quantum shall cooperate with Olsten, to have the S-4 declared effective by the SEC as promptly as practicable and to keep the S-4 effective as long as is necessary to consummate the Merger. Olsten shall, as promptly as practicable, provide copies of any written comments received from the SEC with respect to the S-4 to Quantum and advise Quantum of any verbal comments with respect to the S-4 received from the SEC. Each of Olsten and Quantum shall use all reasonable efforts to cause the Proxy Statement to be mailed to their respective stockholders at the earliest practicable date. Olsten shall use all reasonable efforts to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of Class B Stock pursuant to this Agreement and under the Quantum Stock Plans and the Quantum Acquisition Options. If at any time prior to the Effective Time, any event with respect to Olsten or any of its Subsidiaries or with respect to other information supplied by Olsten or for inclusion in the Proxy Statement or S-4 shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Olsten and Quantum. If at any time prior to the Effective Time, any event with respect to Quantum or any of its Subsidiaries or with respect to other information supplied by Quantum for inclusion in the Proxy Statement or S-4 shall occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Olsten and Quantum. No amendment or supplement to the S-4 shall be made by Olsten without the prior written approval of Quantum, such approval not to be unreasonably withheld or delayed. Olsten shall advise Quantum, promptly after it receives notice thereof, of the time when the S-4 has become effective or any supplement or amendment thereto has been filed, the issuance of any stop order, the denial or suspension of the qualification of Class B Stock issuable in connection with the Merger for offering or sale in any jurisdiction or any request by the SEC for any amendment or supplement to the S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

     Section 6.2 Letters of Accountants. (a) Quantum shall use all reasonable efforts to cause to be delivered to Olsten a letter of Ernst & Young L.L.P., Quantum's independent auditors, dated a date within two Business Days before the date on which the S-4 shall become effective and addressed to Olsten, of the kind contemplated by the Statement of Auditing Standards with respect to Letters to Underwriters promulgated by the American Institute of Certified Public Accountants (the "AICPA Statement") in form and substance reasonably acceptable to Olsten and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4. Quantum shall, and shall use its reasonable best efforts to cause Ernst & Young L.L.P. and its other representatives to, cooperate fully with Olsten, Coopers & Lybrand L.L.P. and its other representatives in seeking to obtain confirmation from the SEC that the Merger should be accounted for as a "pooling of interests."

          (b) Olsten shall use all reasonable efforts to cause to be delivered to Quantum a letter of Coopers & Lybrand L.L.P., Olsten's independent auditors, dated a date within two Business Days before the date on which the S-4 shall become effective and addressed to Quantum, of the kind contemplated by the AICPA Statement, in form and substance reasonably acceptable to Quantum and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

     Section 6.3 Accounting Matters. None of Olsten, Quantum and any of their respective affiliates shall take or agree to take any action or fail to take any action that would prevent Olsten from accounting for the business combination to be effected by the Merger as a "pooling of interests" under GAAP. Without limitation of the foregoing, each party agrees that neither it nor its affiliates will, and it will direct its accountants not to, discuss with or make any written presentations to the SEC concerning the application of pooling accounting treatment to the business combination to be effected by the Merger, unless such party has provided to the other party a reasonable opportunity to participate fully in any such discussion or presentation. Each party shall promptly notify the other parties if at any time such party has knowledge of any fact or circumstance which causes such party to believe that Coopers & Lybrand will not be able to deliver the opinion letter referred to in Section 7.1(f).

     Section 6.4 Access to Information. From the date hereof to the Effective Time, Olsten and Quantum shall each (and shall cause each of their respective Subsidiaries to) afford to the other, and the officers, employees, accountants, counsel and other representatives of the other, access at all reasonable times to its officers, employees, agents, properties, offices, plants, other facilities and to all books and records (including tax returns), and shall furnish to the other party all financial, operating and other data and information as the other party, through its officers, employees or agents, may reasonably request; provided, however, that any such access and all such requests shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. Each of Quantum and Olsten agrees that it will not, and will cause its respective representatives not to, use any information obtained pursuant to this Section 6.4 for any purpose unrelated to the consummation of the transaction contemplated by this Agreement. The Confidentiality Agreement dated October 4, 1995 between Olsten and Quantum ("Quantum Confidentiality Agreement") shall apply with respect to information furnished by Quantum or its Subsidiaries and Quantum's representatives thereunder or hereunder and any other activities contemplated thereby. The Confidentiality Agreement dated November 9, 1995 between Olsten and Quantum ("Olsten Confidentiality Agreement") shall apply to information furnished by Olsten or its Subsidiaries and Olsten's representatives thereunder or hereunder and any other activities contemplated thereby. The parties agree that this Agreement and the transactions contemplated hereby shall not constitute a violation of either the Quantum Confidentiality Agreement or the Olsten Confidentiality Agreement.

     Section 6.5 Meetings of Stockholders. Olsten and Quantum each shall promptly take all action necessary in accordance with the DGCL and its certificate of incorporation and by-laws to convene meetings of their respective stockholders: (i) with respect to Olsten, for the purpose of voting on the Olsten Vote Matter and (ii) with respect to Quantum, for the purpose of approving this Agreement. Olsten and Quantum will, through their respective Boards of Directors, recommend to their respective stockholders approval of such matters and shall use their respec-tive reasonable best efforts to obtain approval and adoption of this Agreement by their respective stockholders (except to the extent the Quantum Board, after consultation with and based upon the advice of independent legal counsel (who may be Quantum's regularly engaged independent legal counsel), determines in good faith that its refusal to make such recommendation is required for the Quantum Board to comply with its fiduciary obligations to the holders of Quantum Common Stock under applicable law). Quantum and Olsten shall coordinate and cooperate with respect to the timing of such meetings and shall use all reasonable efforts to hold such meetings on the same day and as soon as practicable after the date hereof.

     Section 6.6 Legal Conditions to Merger. Each of Quantum and Olsten will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (including furnishing all information required under the HSR Act and in connection with approvals of or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger; provided, however, that neither Olsten nor Quantum, nor their respective Subsidiaries, shall be required by the Department of Justice, the Federal Trade Commission or any other Governmental Entity to hold separate, sell or otherwise dispose of any Subsidiaries or assets or properties, the effect of any of which would be to impair materially the value of the Merger to Olsten or prevent the Merger from being accounted for as a "pooling of interests".

     Section 6.7 Affiliates. Prior to the Closing Date, Quantum and Olsten shall notify each other in writing regarding any changes in the identity of the Quantum Affiliates or the Olsten Affiliates, as the case may be. Each of Quantum and Olsten shall use all reasonable efforts to cause each Quantum Affiliate or Olsten Affiliate, as the case may be, to deliver to Olsten or Quantum, as the case may be, on or prior to the Closing Date an agreement in substantially the form previously agreed upon (each, an "Affiliate Agreement").

     Section 6.8 Stock Exchange Listing. Prior to the Effective Time, Olsten shall use all reasonable efforts to permit it to issue the number of shares of Class B Stock required to be issued pursuant to this Agreement or upon exercise of the Quantum Stock Options or upon conversion of the Quantum Convertible Subordinated Debentures (and to issue Olsten Common Stock upon conversion of such authorized Class B Stock). Olsten shall use all reasonable efforts to cause the shares of Olsten Common Stock issuable upon conversion of the Class B Stock to be issued pursuant to the Merger and, after the Effective Time, upon exercise of options under the Quantum Stock Option Plan and the Quantum Acquisition Options and upon conversion of the Quantum Convertible Subordinated Debentures, to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

     Section 6.9 Stock Options; Quantum Stock Purchase Plan Rights; Quantum Convertible Subordinated Debentures. (a) At the Effective Time, each outstanding option to purchase Quantum Common Stock which has been granted pursuant to the Quantum Stock Option Plan and the Quantum Acquisition Options (collectively, the "Quantum Stock Options"), whether vested or unvested, shall be assumed by Olsten. After the Effective Time, each Quantum Stock Option shall automatically be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Quantum Stock Option, the number of shares of Class B Stock equal to the product obtained by multiplying (i) the number of shares of Quantum Common Stock subject to the Quantum Stock Option, by (ii) the Conversion Number, at a price per share equal to the quotient obtained by dividing (x) the exercise price for the shares of Quantum Common Stock subject to such Quantum Stock Option by (y) the Conversion Number; provided, however, that in the case of any option or portion of an option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422-424 of the Code ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code and any portion of an option which does not so comply shall be a "nonqualified option"; and provided further, that the number of shares of Class B Stock that may be purchased upon exercise of such Quantum Stock Option shall not include any fractional share and, upon exercise of such Quantum Stock Option, a cash payment shall be made for any fractional share based upon the closing price of a share of Olsten Common Stock on the NYSE on the trading day immediately preceding the date of exercise.

          (b) As soon as practicable after the Effective Time, Olsten shall deliver to each then holder of a Quantum Stock Option an appropriate notice setting forth such holder's rights to acquire Class B Stock, and the Quantum Stock Option agreements of each such holder shall be deemed to be appropriately amended so that such option continues in effect on the same terms and conditions as contained in the outstanding Quantum Stock Options (subject to the adjustments required by this Section 6.9 after giving effect to the Merger).

          (c) As soon as practicable after the Effective Time, Olsten shall file a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to the shares of Class B Stock subject to the Quantum Stock Plans (and the shares of Olsten Common Stock into which such shares of Class B Stock are convertible) and shall use all reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any options or awards issuable under the Quantum Stock Plans remain outstanding. Except as may be required by Sections 422 to 424 of the Code, Olsten shall take no action to disqualify any outstanding Quantum Stock Options which are incentive stock options as of the Effective Time.

          (d) The Quantum Stock Purchase Plan shall be suspended by the Quantum Board effective May 31, 1996 and discontinued by the Quantum Board no later than immediately prior to the Effective Time; provided, however, that the shares of Quantum Common Stock issuable thereunder in consideration of payroll deductions made on or prior to May 31, 1996 shall be issued in accordance with the Quantum Stock Purchase Plan as in effect on the date hereof.

          (e) From and after the Effective Time, each Quantum Convertible Subordinated Debenture shall entitle the holder thereof to convert such Quantum Convertible Subordinated Debenture into the same number of shares of Class B Stock as such holder would have been entitled to convert such Quantum Convertible Subordinated Debenture into Quantum Common Stock if such conversion had been effected in full immediately prior to the Effective Time (subject to adjustment after the Effective Time as provided in the Quantum Indenture). Quantum agrees to take all actions in connection with the Merger which are required pursuant to the Quantum Indenture to be taken by Quantum prior to the Effective Time. Olsten and Merger Sub each agree to take all actions in connection with the Merger which are required pursuant to the Quantum Indenture to be taken by Olsten or Merger Sub, as the case may be, prior to, at and following the Effective Time, including, without limitation, the execution and delivery of a supplemental indenture pursuant to the terms thereof.

     Section 6.10 Fees and Expenses. (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that the filing fee for registering Class B Stock and Olsten Common Stock on the S-4 and expenses incurred in connection with printing and mailing the Proxy Statement and the S-4 shall be shared equally by Quantum and Olsten.

          (b) If Olsten terminates this Agreement as permitted under Section 8.1(d) or Quantum terminates this Agreement as permitted under Section 8.1(g), in either case as a result of the occurrence of any event described in clause (i) of Section 6.10(d), then Quantum shall pay to Olsten promptly, but in no event later than two Business Days, after such termination, an amount in immediately available funds equal to $5,000,000.

          (c) If Olsten terminates this Agreement as permitted under Section 8.1(d) or Quantum terminates this Agreement as permitted under Section 8.1(g), in either case as a result of the occurrence of any event described in clause (ii) of Section 6.10(d) (so long as no event described in clause (i) of Section 6.10(d) has occurred), then Quantum shall pay Olsten promptly, but in no event later than two Business Days after Olsten's demand therefor, an amount in immediately available funds equal to Olsten's reasonable, documented out-of-pocket expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby (including, without limitation, costs and disbursements of attorneys, accountants and investment bankers, filing fees and the expenses incurred in connection with printing and mailing the Proxy Statement and the S-4) up to $1,500,000; provided, however, that if within one year after such termination, Quantum or any of its Subsidiaries has effected or has entered into an agreement to effect any Competing Transaction, then Quantum shall pay to Olsten promptly, but in no event later than two Business Days, after the consummation of, or execution of any agreement relating to, such Competing Transaction, in addition to the amount paid to Olsten in reimbursement of its expenses as provided above, an amount in immediately available funds equal to the difference between $5,000,000 and the amount of such expenses previously paid by Quantum to Olsten pursuant to this Section 6.10(c).

          (d) Each of the events described in the following clauses (i) and (ii) is hereinafter referred to as a "Trigger
Event":

               (i) The Quantum Board shall have (A) withdrawn or modified, in a manner materially adverse to Olsten, its approval or recommendation of this Agreement for any reason other than the occurrence of an event relating to Olsten which has a Material Adverse Effect or (B) postponed the date scheduled for the meeting of Quantum's stockholders to be called for the purpose of voting on this Agreement (the "Quantum Meeting") beyond September 30, 1996, without Olsten's prior written consent, which consent shall not be unreasonably delayed or withheld; or

               (ii) This Agreement shall have been voted on by Quantum's stockholders at the Quantum Meeting and shall not have been approved by the requisite vote of Quantum stockholders in circumstances where an offer or proposal to effect a Competing Transaction (which was not encouraged or solicited by Olsten) has been publicly announced and has not been publicly withdrawn at least five Business Days prior to the latest scheduled date for the Quantum Meeting.

     Section 6.11 Brokers or Finders. Each of Olsten and Quantum represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Smith Barney Inc., all of whose fees and expenses will be paid by Olsten in accordance with Olsten's agreement with such firm (a true, correct and complete copy of which has been delivered by Olsten to Quantum), and Lehman Brothers, all of whose fees and expenses will be paid by Quantum in accordance with Quantum's agreement with such firm (a true, correct and complete copy of which has been delivered by Quantum to Olsten), and each of Olsten and Quantum respectively agree to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person or the basis of any act or statement alleged to have been made by such party or its affiliate.

     Section 6.12 Directors' and Officers' Insurance. (a) Olsten agrees to, and to cause the Surviving Corporation to, indemnify and hold harmless all past and present officers, directors and employees of Quantum or any of its Subsidiaries and present or former directors, officers and employees of Quantum or any of its Subsidiaries serving or who served at Quantum's or any of its Subsidiaries' request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent such persons are indemnified as of the date of this Agreement by Quantum pursuant to Quantum's Certificate of Incorporation and By-laws and indemnification agreements in existence on the date hereof with any officers and directors of Quantum and its Subsidiaries for acts or omissions occurring at or prior to the Effective Time, for a period of not less than the statutes of limitations applicable to such matters. In no event shall Olsten permit Article Seventh of the Certificate of Incorporation of the Surviving Corporation, in the form attached as Exhibit A to the Certificate of Merger, to be amended in any manner which would adversely affect the rights granted thereunder following the Effective Time, except as required by applicable law. Without limiting the foregoing, Quantum shall, and after the Effective Time, Olsten shall cause the Surviving Corporation to, periodically advance expenses as incurred with respect to the foregoing to the fullest extent permitted under applicable law; provided, however, that the person to whom the expenses are advanced provides an undertaking to repay such advance if it is ultimately determined that such person is not entitled to indemnification (but no bond or other security shall be required).

          (b) For a period of six years after the Effective Time, Olsten shall cause to be maintained policies of directors' and officers' liability insurance of at least the same coverage and amounts and containing terms and conditions which are no less advantageous in any material respect to the parties covered by the current policies of directors' and officers' liability insurance maintained by Quantum and its Subsidiaries with respect to claims arising from facts or events which occurred before the Effective Time, provided that Olsten shall not be required to pay an annual premium for such insurance in excess of two times the last annual premium paid by Quantum prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount. The provisions of this Section 6.12 are intended to be for the benefit of, and shall be enforceable by each person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, an officer, director or employee of Quantum or any of its Subsidiaries (and their heirs and representatives).

          (c) If, after the Effective Time, Olsten or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its property and assets to any person, then, in each such case, proper provision shall be made so that the successors and assigns of Olsten assume all of the obligations set forth in this Section 6.12.

     Section 6.13 Appointment of Successor Directors. The Quantum Board shall approve the appointment or election of the directors of Merger Sub as directors of Quantum effective as of immediately following to the Effective Time, which approval shall be made in a manner such that such approval or election or the removal or resignation of the approving members of the Quantum Board will not constitute a Risk Event (as defined in the Quantum Indenture) under the Quantum Indenture.

     Section 6.14 Employee Benefit Plans. (a) It is the current intention of Olsten to make available, after the Effective Time, to employees of Quantum and its Subsidiaries, benefit plans which are, when considered in the aggregate, reasonably comparable to the benefit plans provided to either (at Olsten's option) non-executive employees of Olsten and its Subsidiaries or Quantum and its Subsidiaries. Nothing in this Section 6.14 shall be construed as requiring Olsten to make available any specific benefit plans, including, without limitation, an employee stock purchase plan.

          (b) Following the Effective Time, Olsten shall, or shall cause the Surviving Corporation to, honor the terms of all consulting, employment, severance and similar agreements listed on the Quantum Disclosure Schedule and provided to Olsten prior to the date hereof.

     Section 6.15 Additional Agreements; Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of stockholders of Quantum and Olsten described in Section 6.1, including cooperating fully with the other party, including by provision of information and making of all necessary filings under the HSR Act. Except as otherwise contemplated herein, in any case at any time after the Effective Date, any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     Section 6.16 Reserved Shares of Olsten Common Stock and Class B Stock. On the date hereof, Olsten has, and at and following the Effective Time, Olsten shall have (i) sufficient shares of Class B Stock reserved for issuance (A) upon conversion of shares of Quantum Common Stock in the Merger, (B) upon the exercise of all options and warrants to acquire shares of Class B Stock (including, after the Effective Time, all options to acquire Quantum Common Stock assumed by Olsten pursuant to
Section 6.9 hereof) and (C) upon conversion of all Quantum Convertible Subordinated Debentures, and (ii) sufficient shares of Olsten Common Stock reserved for issuance (A) upon conversion of all issued and outstanding Class B Stock and all Class B Stock issuable pursuant to clause (i) of this Section, (B) upon the exercise of all options to acquire Olsten Common Stock and (C) upon conversion of all Olsten Convertible Debentures.

     Section 6.17 Ownership of Class B Stock by Nominees. Olsten shall take all such action necessary to permit the recipients of Class B Stock upon (i) the conversion of Quantum Common Stock and Quantum Convertible Subordinated Debentures and (ii) the exercise of options to purchase Quantum Common Stock assumed by Olsten pursuant to Section 6.9 hereof to hold such Class B Stock in nominee form for a period ending not later than 30 days from the Effective Time.


                           ARTICLE VII

                      CONDITIONS OF MERGER

     Section 7.1  Conditions to Obligation of Each Party to
Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) Stockholder Approval. The Olsten Vote Matter shall have been approved and adopted by the Olsten Vote. This
Agreement shall have been approved by the Quantum Vote.

          (b) NYSE Listing. The shares of Olsten Common Stock issuable to Quantum stockholders upon conversion of Class B Stock to be issued pursuant to the Merger (and, after the Effective Time, under the Quantum Stock Option Plan and the Quantum Acquisition Options or upon conversion of the Quantum Convertible Subordinated Debentures) shall have been authorized for listing on the NYSE upon official notice of issuance.

          (c) Other Approvals. Other than the filing provided for by Section 1.1, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity (including all filings under the HSR Act and the expiration of all waiting periods thereunder) required in connection with the consummation of the Merger, the failure to obtain which has a Material Adverse Effect on Olsten and its Subsidiaries, taken as a whole (assuming the Merger had taken place), shall have been filed, occurred or been obtained. Olsten shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue Class B Stock pursuant to the Merger (and, after the Effective Time, under the Quantum Stock Option Plan and the Quantum Acquisition Options or pursuant to conversion of the Quantum Convertible Subordinated Debentures) and to issue Olsten Common Stock upon conversion of such Class B Stock.

          (d) S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (e) No Injunction or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction (an "Injunction") prohibiting the consummation of the Merger shall be in effect; provided, however, that prior to invoking this condition, each party shall use all reasonable efforts to have any such decree, ruling, injunction or order vacated, except as otherwise contemplated by this Agreement.

          (f) Opinion of Accountants. Olsten and Quantum shall each have received an opinion from Coopers & Lybrand L.L.P., in form reasonably satisfactory to Olsten, to the effect that the business combination to be effected by the Merger would be properly accounted for as a "pooling of interests" in accordance with GAAP and all published rules, regulations and policies of the SEC.

          (g) Tax Opinion. Quantum shall have received an opinion from its counsel, dated the Effective Time, to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) each of Olsten, Merger Sub and Quantum will be a party to the reorganization within the meaning of Section 368(b) of the Code; (iii) no gain or loss will be recognized by Quantum, Olsten or Merger Sub as a result of the Merger; and (iv) no gain or loss will be recognized by any stockholder of Quantum as a result of the Merger with respect to the Quantum Common Stock converted solely into Class B Stock. In rendering such opinion, such counsel may rely upon representations contained in certificates of Quantum, Olsten, Merger Sub and others.

     Section 7.2 Additional Conditions to Obligations of Olsten and Merger Sub. The obligations of Olsten and Merger Sub to effect the Merger are also subject to the following conditions (any one or more of which may be waived by Olsten and Merger Sub, but only in a writing signed by Olsten and Merger Sub):

          (a)  Representations and Warranties.  The
representations and warranties of Quantum contained in this Agreement shall be true and correct in all respects on and as of the Effective Time, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date, and for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Effective Time (or as of such specified date in the case of a representation or warranty made as of a specified date), except to the extent that the failure of such representations and warranties to be so true and correct, individually or in the aggregate, does not have a Material Adverse Effect; provided, however, that any inaccuracy of a representation or warranty, as of a specified date or the Effective Time, shall not result in the non-satisfaction of this
Section 7.2(a) unless any such inaccuracy or inaccuracies, individually or in the aggregate, constitute facts or circumstances having a Material Adverse Effect (it being understood that such facts or circumstances shall be deemed to be constituted if the particular representation or warranty which is inaccurate contains a Material Adverse Effect standard).

          (b) Agreements and Covenants. Quantum shall have performed or complied in all material respects with all of its agreements and covenants contained in this Agreement to be performed or complied with by it at or prior to the Effective Time.

          (c)  Material Adverse Change.  Since the date of this
Agreement, there shall have been no change in the business, financial condition, results of operations, assets or liabilities of Quantum which, individually or in the aggregate, has a Material Adverse Effect with respect to Quantum.

          (d) No Pending Proceedings. Neither Olsten nor Quantum, nor their respective Subsidiaries shall be required by the Department of Justice, the Federal Trade Commission or any other Governmental Entity to hold separate, sell or otherwise dispose of any Subsidiary or assets or properties, the effect of any of which would be to materially impair the value of the Merger to Olsten.

          (e) Inapplicability of Rights Agreement. No event shall have occurred under the Quantum Rights Agreement which would give the holder of any Quantum Stock Purchase Rights any right to acquire any equity securities of Quantum or Olsten as a result of the transactions contemplated by this Agreement or otherwise impair the ability of the parties to consummate the transactions contemplated by this Agreement, and the Quantum Board of Directors shall have the power, and nothing shall impair its ability, to redeem the Quantum Stock Purchase Rights immediately prior to the Effective Time.

          (f) Affiliate Agreements. Olsten shall have received from each Quantum Affiliate (as defined in Section 4.23) an executed copy of an Affiliate Agreement.

          (g) Compliance Certificate. Quantum shall have delivered to Olsten a certificate, dated as of the Closing Date, signed on behalf of Quantum by the President or any Vice President of Quantum, certifying as to the fulfillment of the conditions specified in paragraphs (a), (b) and (c) of this
Section 7.2.

          (h) Appraisal Rights. Shareholders holding no more than 4% of the outstanding Quantum Common Stock shall have demanded their appraisal rights under the DGCL.

     Section 7.3 Additional Conditions to Obligation of Quantum. The obligation of Quantum to effect the Merger are also subject to the following conditions (any one or more of which may be waived by Quantum, but only in a writing signed by Quantum):

          (a)  Representations and Warranties.  The
representations and warranties of Olsten contained in this Agreement shall be true and correct in all respects on and as of the Effective Time, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date, and for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Effective Time (or as of such specified date in the case of a representation or warranty made as of a specified date), except to the extent that the failure of such representations and warranties to be so true and correct, individually or in the aggregate, does not have a Material Adverse Effect; provided, however, that any inaccuracy of a representation or warranty, as of a specified date or the Effective Time, shall not result in the non-satisfaction of this
Section 7.3(a) unless any such inaccuracy or inaccuracies, individually or in the aggregate, constitute facts or circumstances having a Material Adverse Effect (it being understood that such facts or circumstances shall be deemed to be constituted if the particular representation or warranty which is inaccurate contains a Material Adverse Effect standard).

          (b) Agreements and Covenants. Olsten shall have performed or complied in all material respects with all of its agreements and covenants contained in this Agreement to be performed or complied with by it at or prior to the Effective Time.

          (c) Material Adverse Change. Since the date of this Agreement, there shall have been no change in the business, financial condition, results of operations, assets or liabilities of Olsten which, individually or in the aggregate, has a Material Adverse Effect with respect to Olsten.

          (d) Affiliate Agreements. Quantum shall have received from each Olsten Affiliate (as defined in Section 3.17) an executed copy of an Affiliate Agreement.

          (e) Compliance Certificate. Olsten shall have delivered to Quantum a certificate, dated the Closing Date, signed on behalf of Olsten by the Chairman, President or any Vice President of Olsten, certifying as to the fulfillment of the conditions specified in paragraphs (a), (b) and (c) of this
Section 7.3.


                          ARTICLE VIII

                TERMINATION, AMENDMENT AND WAIVER

     Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Olsten or Quantum:

          (a) By mutual consent of the Board of Directors of Olsten and the Quantum Board of Directors; or

          (b) By either Olsten or Quantum, if the Merger shall not have been consummated by September 30, 1996 (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation hereunder has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

          (c) By either Olsten or Quantum, if there has been a breach of any representation or warranty by the other party, the breach of which, when taken together with all other breaches by such party, would have a Material Adverse Effect, or a material breach of a covenant or agreement on the part of the other set forth in this Agreement, which breach has not been cured within fifteen (15) Business Days following receipt by the breaching party of notice of such breach, or if a court of competent jurisdiction or governmental regulatory or administrative agency or commission having proper jurisdiction and authority thereof shall have issued an order, decree or ruling (which order, decree or ruling the parties hereto shall use their best efforts to lift) prohibiting the transactions contemplated by this Agreement and such order, decree or ruling shall have become final and non-appealable; or

          (d)  By Olsten, if a Trigger Event shall have occurred;
or

          (e)  By Quantum, if the average closing price of Olsten
Common Stock on the NYSE during the 20 trading days immediately preceding the later of (i) the Quantum Meeting or (ii) the Olsten
Meeting is less than $22.00 per share; or

          (f) By either Olsten or Quantum, if the Quantum Vote or the Olsten Vote shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof; or

          (g) By Quantum, if Quantum receives from any person other than Olsten or its affiliates an offer with respect to a Competing Transaction and the Quantum Board, after consultation with and based upon the advice of independent legal counsel (who may be Quantum's regularly engaged independent legal counsel), determines in good faith that such termination is required for the Quantum Board to comply with its fiduciary obligations to the holders of Quantum Common Stock under applicable law; or

          (h) By Olsten, if any person or group (as defined in Section 13(d)(3) of the Exchange Act) shall have become a beneficial owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of in excess of 50% of the outstanding shares of Quantum Common Stock; or

          (i) By Quantum, if any Majority Holder breaches any of the material terms of the Voting Agreement, or if, prior to the approval of the Olsten Vote Matter by the Olsten Vote, the Voting Agreement is not in full force and effect and enforceable in all material respects against each Majority Holder.

     Section 8.2  Effect of Termination.   (a) In the event of
termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability on the part of a party hereto or their respective directors or officers except for liability of a party (but not its officers or directors) (i) with respect to this Section 8.2, the second, third and fourth sentences of Section 6.4, and Sections 6.10 and 6.11 and (ii) to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements, in each case, as set forth in this Agreement except as provided in Section 9.7.

     (b) In the event of a termination of this Agreement as a result of a failure of any conditions set forth in Section 7.2(a) or 7.2(c) hereof, Olsten and its Subsidiaries shall each use their best efforts to use Quantum and its Subsidiaries for the services described in Section 8.2(b) of the Quantum Disclosure Schedule (the "Quantum Services") for a period of two years following the date of such termination, provided that (i) the Quantum Services are competitively priced by Quantum and its Subsidiaries and (ii) the Quantum Services provided by Quantum and its Subsidiaries are and remain at a level of service reasonably satisfactory to Olsten and its Subsidiaries.

     Section 8.3 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at a time prior to the Effective Time; provided, however, that, after approval of this Agreement by the stockholders of Olsten and Quantum under the DGCL, no amendment may be made which would require further approval by such stockholders under the DGCL without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

     Section 8.4 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(c) waive compliance with any of the agreements or conditions
contained herein.   Any such extension or waiver shall be valid
only if set forth in an instrument in writing signed by the party to be bound thereby.


                           ARTICLE IX

                       GENERAL PROVISIONS

     Section 9.1 Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time except for the agreements set forth in Sections 2.1, 2.2, 6.9,
6.11 through 6.17, 8.2 and 8.3 and Article IX, and the agreements of the Quantum Affiliates and the Olsten Affiliates delivered pursuant to Section 6.7. The Olsten Confidentiality Agreement and the Quantum Confidentiality Agreement shall survive the execution and delivery of this Agreement, and the provisions of such Confidentiality Agreements shall apply to all information and material delivered by any party hereunder.

     Section 9.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made upon receipt, if made or given by hand delivery, telecopier or facsimile transmission (electronically confirmed), or upon receipt by registered or certified mail (postage prepaid, return receipt requested) at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Olsten:

               Olsten Corporation
               175 Broad Hollow Road
               Melville, New York 11747
               Attn:  Mr. Robert A. Fusco
               (516) 844-7800 (telephone)
               (516) 844-7266 (telecopier)

          with copies to:

               Olsten Corporation
               175 Broad Hollow Road
               Melville, New York 11747
               Attn:  William P. Costantini, Esq.
               (516) 844-7800 (telephone)
               (516) 844-7266 (telecopier)

                         - and -

               Gordon Altman Butowsky
                 Weitzen Shalov & Wein
               114 West 47th Street
               New York, New York 10036
               Attn:  Marjorie Sybul Adams, Esq.
               212-626-0861 (telephone)
               212-626-0799 (telecopier)

          (b) if to Quantum:

               Quantum Health Resources, Inc.
               Two Parkwood Crossing
               310 East 96th Street, Suite 500
               Indianapolis, IN 46240
               Attn:  Mr. Douglas H. Stickney
               317-580-6830 (telephone)
               317-580-6843 (telecopier)

          with copies to:

               Quantum Health Resources, Inc.
               Two Parkwood Crossing, Suite 500
               310 East 96th Street, Suite 500
               Indianapolis, IN 46240
               Attn:  John C. McIlwraith, Esq.
               317-580-6830 (telephone)
               317-580-6843 (telecopier)

                              - and -

               Jones, Day, Reavis & Pogue
               North Point
               901 Lakeside Avenue
               Cleveland, Ohio 44114
               Attn:  Lyle G. Ganske, Esq.
               (216) 586-7264 (telephone)
               (216) 579-0212 (telecopier)


     Section 9.3 Interpretation; Certain Definitions. When a reference is made in this agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Whenever the word "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The term "Material Adverse Effect" shall mean with respect to Olsten or Quantum, as the case may be, any effect on the business of Olsten or Quantum, as the case may be, or any of its Subsidiaries that is, or likely will be (viewed at the time of determination), materially adverse to the business, results of operations, financial condition, assets or liabilities of Olsten or Quantum, as the case may be, and its Subsidiaries, taken as a whole, other than any effect thereon resulting from or related to (i) deterioration in general economic conditions, (ii) changes or trends in the healthcare industry (such as changes in Medicaid or other governmental programs) or (iii) the matters disclosed on the Quantum Disclosure Schedule. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. Any reference to "the knowledge of" Quantum or Olsten, as applicable, shall be deemed to refer to (a) in the case of Olsten, to the actual knowledge of any of its executive officers set forth in Section 9.3 of the Olsten Disclosure Schedule and (b) in the case of Quantum, to the actual knowledge of any of its executive officers set forth in Section
9.3 of the Quantum Disclosure Schedule.

     Section 9.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 9.5 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as provided in Section 6.9, 6.12, 6.14, 6.16 and 6.17, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

     Section 9.6  Governing Law.  This Agreement shall be
governed by, and interpreted under, the laws of the State of Delaware applicable to contracts made and to be performed therein without regard to conflicts of law principles.

     Section 9.7 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations con-tained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action makes the Agreement impossible to perform, in which case this Agreement shall terminate pursuant to
Article VIII hereof. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

     Section 9.8 Publicity. The initial press release relating to this Agreement shall be a joint press release mutually satisfactory to the parties, and thereafter Quantum and Olsten shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other and use their reasonable efforts to agree upon the text of any press release before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any Governmental Entity or with any national securities exchange with respect thereto.

     Section 9.9 Assignment. Except as expressly provided in this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     Section 9.10 Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

     Section 9.11 Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

          IN WITNESS WHEREOF, Olsten, Merger Sub and Quantum have caused this Agreement and Plan of Merger to be executed on May 1, 1996, by the respective officers thereunto duly authorized.


                    OLSTEN CORPORATION


                    By:/s/    William P. Costantini
                              William P. Costantini
                              Senior Vice President


                    QHR ACQUISITION CORP.


                    By:/s/    William P. Costantini
                              William P. Costantini
                              Senior Vice President



                    QUANTUM HEALTH RESOURCES, INC.


                    By:/s/    Douglas H. Stickney
                              Douglas H. Stickney
                              Chairman, President and
                              Chief Executive Officer